SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) November 3, 1999


                             JAWS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


NEVADA
(State  or  other  jurisdiction  of  incorporation  or  organization)


         7371                         98-0167013
(Commission File Number)  (IRS Employer Identification Number)



                           1013 17TH AVENUE SW T2T 0A7
                             CALGARY, ALBERTA CANADA
                    (Address of principal executive offices)

                                 (403) 508-5055
              (Registrant's telephone number, including area code)







ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS
--------------------------------------------------

     On November 3, 1999, JAWS Technologies Inc., a Nevada corporation (the "Company"), entered into an agreement, the effect of which was that the Company acquired all of the issued and outstanding common shares of the capital stock of Pace Systems Group Inc., an Ontario Corporation ("Pace") from all the shareholders of Pace (the "Sellers"). The consideration to be paid by the Company to the Sellers for the transaction was determined on an arms-length basis through negotiations between the Sellers, the Company and their respective advisors. The consideration to be paid by the Company is a maximum issuance of 1,731,932 common shares of the capital stock of the Company, valued at $1.70 USD per share, to be released over the next two years. The consideration was determined by using an evaluation method of 2.29 times the gross revenues of Pace resulting in a purchase price of approximately $2,944,284 USD. When determining the purchase price for Pace, the Company considered the value of all the assets of Pace including: physical assets as reported in the audited financials dated July 31, 1999, historical revenues, customer lists and all other assets including leases and goodwill. Additionally the value of the key employees of Pace was considered to be an integral part of the goodwill and value of Pace. The terms of the purchase, as described in the Share Purchase Agreement, as amended, include performance revenue targets and also include the employment of Peter Labrinos, James Wang, Aidan O'Brien and Joseph Iuso.

     The Pace assets were acquired indirectly from the Sellers: Peter Labrinos, President of Pace Systems, James Wang, Aidan O'Brien, Joseph Iuso, Vasiliki Labrinos, Panagiotis Labrinos, Cindy Wang, Joseph T. Lee and Mam Ling Wang.

     Prior to the transactions described above, there was no material relationship between the Sellers or any other officers, directors or shareholders and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS
----------------------------------------------

   Financial  Statements

     (a) Audited financial statements for Pace at July 31, 1999 and 1998 (filed herewith).

     (b) JAWS' third quarter financials ending September 30, 1999 (filed herewith).

     (c)     Financial  Data  Schedule  (filed  herewith).

     (d) Pro forma unaudited financial statements are to be filed by amendment.

     (e) Consent of Ernst & Young LLP for JAWS financials are to be filed by amendment.

     (f) Consent of Ernst & Young LLP for Pace financials are to be filed by amendment.

   Exhibits

     Exhibit  A  -  Share Purchase Agreement dated November 3, 1999 between JAWS
Technologies Inc. and the Shareholders of Pace Systems Group Inc. (filed herewith).

     Exhibit B - Amending Agreement dated November 3, 1999 between JAWS Technologies, Vendors (as defined in the agreement) and Pace Systems Group Inc. (filed herewith).

     Exhibit  C  -  Escrow  Agreement  dated  November  3,  1999  between  JAWS
Technologies  Inc.  and  Pace  Systems  Group  Inc.  (filed  herewith).

     Exhibit  D  -  Support  Agreement  dated  November  3,  1999  between  JAWS
Technologies  Inc.  and  Pace  Systems  Group  Inc.  (filed  herewith).

     Exhibit E - Voting Exchange Trust Agreement dated November 3, 1999 between JAWS Technologies Inc. and Pace Systems Group Inc. (filed herewith).

     Exhibit F - Terms and Conditions of JAWS Technologies Inc. Preferred Voting Stock (filed herewith).

     Exhibit  G  -  Exchangeable  Share  Provision  (filed  herewith).

     Exhibit  H  -  Press  Release  dated  November  2,  1999  (filed herewith).



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     JAWS  TECHNOLOGIES,  INC.



     By:/s/Robert  J.  Kubbernus
        ------------------------
              Robert  J.  Kubbernus,  President


Date:  November  15,  1999

                                      F - 3
                          INDEPENDENT AUDITORS' REPORT




To  the  Director
PACE  SYSTEMS  GROUP

We have audited the accompanying balance sheets of PACE SYSTEMS GROUP as at July 31, 1999 and 1998 and the related statements of income (loss) and comprehensive income (loss) and deficit and cash flows for the years ended July 31, 1999 and 1998. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Corporation as at July 31, 1999 and July 31, 1998 and the results of its operations and its cash flows for the years ended July 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States.




Toronto,  Canada,
October  1,  1999.     Chartered  Accountants

PACE  SYSTEMS  GROUP


                                 BALANCE SHEETS
                   [all amounts are expressed in Cdn. dollars]



As at July 31


                                              1999       1998
  $. . . . . . . . . . . . . . . . . . .  $

ASSETS
CURRENT
Cash . . . . . . . . . . . . . . . . . .    12,734    236,125
Accounts receivable. . . . . . . . . . .   350,831    193,813
Income taxes recoverable . . . . . . . .         -      2,238
TOTAL CURRENT ASSETS . . . . . . . . . .   363,565    432,176
----------------------------------------
Fixed assets, net [note 2] . . . . . . .     9,870      6,129
----------------------------------------
                                           373,435    438,305

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT
Accounts payable and accrued liabilities   129,045    542,501
Due to related parties [note 4]. . . . .   262,854        605
TOTAL CURRENT LIABILITIES. . . . . . . .   391,899    543,106
----------------------------------------
Commitment [note 6]

STOCKHOLDERS' DEFICIENCY
Authorized - 100 common shares
Issued
100 common shares at $1 [note 3] . . . .       100        100
Deficit. . . . . . . . . . . . . . . . .   (18,564)  (104,901)
TOTAL STOCKHOLDERS' DEFICIENCY . . . . .   (18,464)  (104,801)
----------------------------------------
                                           373,435    438,305



See  accompanying  notes

On  behalf  of  the  Board:


     Director     Director

PACE  SYSTEMS  GROUP



                             STATEMENTS OF INCOME (LOSS) AND
                         COMPHRENSIVE INCOME (LOSS) AND DEFICIT
                       [all amounts are expressed in Cdn. dollars]



Year ended July 31




                                                                       1999        1998
  $ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $

REVENUE
Consulting fees . . . . . . . . . . . . . . . . . . . . . . . .   1,901,187   1,626,094
Subcontracting [note 4] . . . . . . . . . . . . . . . . . . . .   1,580,883   1,604,394
GROSS PROFIT. . . . . . . . . . . . . . . . . . . . . . . . . .     320,354      21,700
---------------------------------------------------------------

General and administrative. . . . . . . . . . . . . . . . . . .     232,198     116,392
Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . .       1,819       1,599
                                                                    234,017     117,991
NET INCOME (LOSS) AND COMPREHENSIVE  INCOME (LOSS) FOR THE YEAR      86,337     (96,291)

Deficit, beginning of year. . . . . . . . . . . . . . . . . . .    (104,901)     (8,610)
---------------------------------------------------------------
DEFICIT, END OF YEAR. . . . . . . . . . . . . . . . . . . . . .     (18,564)   (104,901)
---------------------------------------------------------------



See  accompanying  notes

PACE  SYSTEMS  GROUP


                            STATEMENTS OF CASH FLOWS
                   [all amounts are expressed in Cdn. dollars]



Year  ended  July  31




     1999     1998
     $     $

OPERATING  ACTIVITIES
Net  income  (loss)  for  the  year     86,337     (96,291)
Adjustments  to  reconcile  loss  to  cash  flows  used
     in  operating  activities:
Depreciation     1,819     1,599
Net  change  in  non-cash  working  capital  balances
related  to  operations  [note  11]     (568,236)     69,284
CASH  USED  IN  OPERATING  ACTIVITIES     (480,080)     (25,408)
-------------------------------------

INVESTING  ACTIVITIES
Purchase  of  fixed  assets     (5,560)     -
CASH  USED  IN  INVESTING  ACTIVITIES     (5,560)     -
-------------------------------------

FINANCING  ACTIVITIES
Due  to  related  parties     262,249     (2,010)
CASH  PROVIDED  BY  (USED  IN)  FINANCING  ACTIVITIES     262,249     (2,010)
-----------------------------------------------------

NET  DECREASE  IN  CASH  DURING  THE  YEAR     (223,391)     (27,418)
Cash,  beginning  of  year     236,125     263,543
--------------------------
CASH,  END  OF  YEAR     12,734     236,125
--------------------


See  accompanying  notes

                                     F - 27
PACE  SYSTEMS  GROUP

                          NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT  ACCOUNTING  POLICES

Pace Systems Group [the "Corporation"] was incorporated in 1986 under the laws of Ontario. The Corporation's purpose is providing consulting services to companies relating to information systems.

The accompanying financial statements reflect all adjustments which are in the opinion of management, necessary to reflect a fair presentation for the periods being presented.

These financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States. The more significant accounting policies are summarized below:

REVENUE  RECOGNITION

Consulting  fees  is  recognized  when  the  service  is  rendered  or  earned.

USE  OF  ESTIMATES

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenue and expenses. Actual amounts could differ from these estimates.

FIXED  ASSETS

Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided on a declining balance basis at rates which are designed to amortize the cost of the assets over their estimated useful lives as follows.

Furniture  and  fixtures     20%
Computer  hardware     30%

INCOME  TAXES

The Corporation accounts for deferred income tax based on the liability method. Under the liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.


FOREIGN  CURRENCY  TRANSLATION

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at historic rates. Revenue and expenses denominated in foreign currencies are translated into Canadian dollars at the prevailing rates at the transaction dates. Exchange gains and losses are included in income.

CASH

Cash  comprises  of  cash  on  hand  and  balances  with  banks.

2.  FIXED  ASSETS



Fixed assets consist of the following:
                                                 1999
                                        -------------
    ACCUMULATED. . . . . . . . . . . .  NET BOOK
  COST . . . . . . . . . . . . . . . .  DEPRECIATION   VALUE
  $. . . . . . . . . . . . . . . . . .  $              $

Furniture and fixtures . . . . . . . .         67,949   58,340  9,609
Computer hardware. . . . . . . . . . .          1,279    1,018    261
--------------------------------------
                                               69,228   59,358  9,870

                                                 1998
                                        -------------
    ACCUMULATED. . . . . . . . . . . .  NET BOOK
  COST . . . . . . . . . . . . . . . .  DEPRECIATION   VALUE
  $. . . . . . . . . . . . . . . . . .  $              $

Furniture and fixtures . . . . . . . .         62,388   56,632  5,756
Computer hardware. . . . . . . . . . .          1,279      906    373
--------------------------------------
                                               63,667   57,538  6,129



3.  SHARE  CAPITAL



Share capital consists of the following:
                                           1999  1998
  $. . . . . . . . . . . . . . . . . . .  $

AUTHORIZED
Limited to 100 common shares

ISSUED
100 common shares. . . . . . . . . . . .    100   100
----------------------------------------



On August 20, 1999, the Articles of Incorporation were amended to change the amount of authorized common shares to unlimited.

4.  RELATED  PARTY  TRANSACTIONS


As at July 31, the Corporation has outstanding account balances with its shareholder and related parties as follows:


                                            1999  1998
  $. . . . . . . . . . . . . . . . . .  $

1322669 Ontario Inc. . . . . . . . . .   262,395     -
Shareholder. . . . . . . . . . . . . .       459   605
--------------------------------------
DUE TO SHAREHOLDER AND RELATED PARTIES   262,854   605
--------------------------------------



The amount due to the shareholder is unsecured, non-interest bearing and is due on demand.
1322669  is  wholly  owned  by  the  Corporation's  sole  shareholder.
During the year, the Corporation incurred expenses with related parties which are $369,645.


Included in sub-contractor expenses are amounts incurred with related parties as follows:


                          1999    1998
  $. . . . . . . . .  $

PAID TO
1322669 Ontario Inc.   359,835       -
Shareholder's spouse     9,800  49,346
--------------------
                       369,635  49,346



5.  INCOME  TAXES

The income tax benefit differs from the amount computed by applying the Canadian federal\ statutory tax rates to the income (loss) before income taxes for the following reasons:


                                                  1999      1998
  $. . . . . . . . . . . . . . . . . . . . .  $
                                                  (22%)     (22%)

Income tax (benefit) at Cdn. Statutory rate.    19,000   (22,000)
Increase (decrease) in taxes resulting from:
Deferred tax asset valuation allowance . . .         -    22,000
Tax benefit of loss Carryforwards. . . . . .   (19,000)        -
--------------------------------------------
                                                     -         -



Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets are as follows:


                                         1999     1998
  $. . . . . . . . . . . . . . . . . .  $

Deferred tax assets (liabilities):
Tax benefit of loss Carryforwards. . .      -   22,000
--------------------------------------
Deferred tax assets net of liabilities      -   22,000
--------------------------------------
Valuation allowance. . . . . . . . . .      -  (22,000)
--------------------------------------  -----  --------
Net deferred tax assets. . . . . . . .      -        -


The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses.

6.  COMMITMENT


The Corporation is committed to the following future minimum annual lease payments for leasing office space:



       $

2000.    74,476
2001.    74,476
2002.    43,445
-----
Total   192,397
-----



Under the operating leases for office space, the Corporation is also required to pay for operating expenses. These amounts vary from year to year dependent upon usage and are, therefore, not included in the future minimum annual lease payments shown above.

7.  SEGMENTED  INFORMATION

The Company's activities are conducted in one operating segment with all activities relating to development and sale of encryption software. To date, all the activities have occurred in Canada, the United States and Europe.

8.  FINANCIAL  INSTRUMENTS

Financial instruments comprising cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

9.  CREDIT  RISKS

Accounts receivable are subject to concentration of credit risk. As at the year end 43% of accounts receivable is outstanding with two customers.

10.  RECENT  PRONOUNCEMENTS

In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", the implementation of which has been delayed one year. The Company does not acquire derivatives or engage in hedging activities.

11.  CONSOLIDATED  STATEMENT  OF  CASH  FLOWS


The net change in non-cash working capital balances related to operations consists of the following:


                                               1999       1998
  $. . . . . . . . . . . . . . . . . . .  $

Accounts receivable. . . . . . . . . . .   (157,018)  (172,608)
Income taxes recoverable . . . . . . . .      2,238     (2,238)
Accounts payable and accrued liabilities   (413,456)   246,368
Income taxes payable . . . . . . . . . .          -     (2,238)
----------------------------------------
Change relating to operating activities.   (568,236)    69,284
----------------------------------------




12.  ECONOMIC  DEPENDENCE

Approximately 29% of the Corporation's sales were made to two customers. These customers accounted for 24% of the Corporation's accounts receivable balance at year end.

Approximately 31% of the Corporation's subcontracting expenses were provided by two vendors. These vendors accounted for 23% of the Corporation's accounts payable balance at year end.

13.  SUBSEQUENT  EVENTS

In October 1999, the Corporation's sole shareholder agreed to sell all of the Corporation's issued shares to Jaws Technologies Inc. The Corporation has been dealing with Jaws Technologies Inc. as a customer in the ordinary course of business during 1999.

JAWS  TECHNOLOGIES,  INC.



                                  CONSOLIDATED BALANCE SHEETS
                          (all amounts are expressed in U.S. dollars)
                              (see basis of presentation - note 1)

                           SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,

                                                              1999          1998        1997
  $. . . . . . . . . . . . . . . . . . . . . . . . . . .  $             $
--------------------------------------------------------  ------------  ------------

  (unaudited)
ASSETS
CURRENT
Cash . . . . . . . . . . . . . . . . . . . . . . . . . .      664,428        33,732        111
Term deposits  [note 4]. . . . . . . . . . . . . . . . .       27,000             -          -
Accounts receivable. . . . . . . . . . . . . . . . . . .      421,138         7,243          -
Due from related parties [note 7]. . . . . . . . . . . .            -        13,118          -
Prepaid expenses and deposits. . . . . . . . . . . . . .       86,828       140,456      7,500
                                                            1,199,394       194,549      7,611
Fixed assets, net of $82,292 (December 31, 1998 -
13,461; December 31, 1997 - $1,160) accumulated
 depreciation [note 5] . . . . . . . . . . . . . . . . .      498,004        78,830      2,320
                                                            1,697,398       273,379      9,931

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT
Accounts payable and accrued liabilities . . . . . . . .      897,947       428,600     32,976
Current portion of capital lease obligations payable
[note 12]. . . . . . . . . . . . . . . . . . . . . . . .       14,119             -          -
Due to related parties [note 7]. . . . . . . . . . . . .      196,258       197,115          -
Due to stockholders [note 7] . . . . . . . . . . . . . .        2,044        74,717     78,159
                                                            1,110,368       700,432    111,135

Capital lease obligations payable [note 12]. . . . . . .       66,989             -          -
Convertible debentures [note 8]. . . . . . . . . . . . .    1,091,348       146,606          -
                                                            1,158,337       146,606     78,159

COMMITMENTS [NOTE 10]
STOCKHOLDERS' DEFICIENCY
Authorized
 95,000,000 common shares at $0.001 par value
        5,000,000 preferred shares at $0.001 par value
Common stock issued and paid-up [note 6] . . . . . . . .       15,114        10,612      4,000
Capital in excess of par value . . . . . . . . . . . . .    5,369,891     2,212,153     31,650
Contributed surplus. . . . . . . . . . . . . . . . . . .    1,241,607       425,559          -
Cumulative translation adjustment. . . . . . . . . . . .     (145,643)       (8,842)         -
Deficit. . . . . . . . . . . . . . . . . . . . . . . . .   (7,052,276)   (3,213,141)  (136,854)
                                                             (571,307)     (573,659)  (101,204)
                                                          ------------  ------------  ---------
                                                            1,697,398       273,379      9,931
                                                          ------------  ------------  ---------



See  accompanying  notes

On  behalf  of  the  Board:
                    Director               Director

JAWS  TECHNOLOGIES,  INC.



               CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT AND COMPREHENSIVE LOSS
                          (all amounts are expressed in U.S. dollars)



                                                  PERIOD FROM
                                                 INCORPORATION
                                                JANUARY 27, TO
                         NINE MONTHS ENDED     YEAR ENDED      DECEMBER 31,

                                       SEPTEMBER 30,    DECEMBER 31,
                                      ---------------  --------------
                                           1999             1998           1998         1997
                                      ---------------  --------------  ------------
                                            $               $              $

  (unaudited)

REVENUE [note 7] . . . . . . . . . .         372,630          28,440        29,068           -

EXPENSES [NOTE 7]
Accounting and legal . . . . . . . .         246,909         105,372       186,128      69,952
Advertising and promotion. . . . . .         234,398         194,764       218,574      35,000
Consulting . . . . . . . . . . . . .         438,655         685,375       514,894      30,731
Depreciation and amortization. . . .          67,462           8,877        14,041         580
Directors' fees. . . . . . . . . . .          97,501               -        33,333           -
Management fees. . . . . . . . . . .         147,036               -             -           -
Amortization of deferred financing
fees [note 8]. . . . . . . . . . . .          75,601               -         5,158           -
Foreign exchange loss. . . . . . . .          10,248               -          (431)          -
Non cash interest expense. . . . . .         833,115               -       381,688           -
Interest expense and bank charges. .           6,197               -         2,869           -
Investor relations . . . . . . . . .         100,255               -       258,016           -
Office and administration. . . . . .         110,638               -        83,143           -
Other. . . . . . . . . . . . . . . .         291,420          76,649        52,928         591
Rent . . . . . . . . . . . . . . . .         180,840          13,523        29,637           -
Sub-contracting costs. . . . . . . .         337,712               -             -           -
Travel . . . . . . . . . . . . . . .         281,643         120,342       132,646           -
Wages and employee benefits. . . . .         752,135         124,599       283,728           -
Software development costs
 [note 3]. . . . . . . . . . . . . .               -         909,003       909,003           -
                                           4,211,765       2,238,504     3,105,355     136,854
LOSS FOR THE PERIOD [NOTE 10]. . . .      (3,839,135)     (2,210,064)   (3,076,287)   (136,854)
------------------------------------  ---------------  --------------  ------------  ----------
OTHER COMPREHENSIVE LOSS
Foreign currency translation
adjustment . . . . . . . . . . . . .        (136,801)        (29,847)       (8,842)          -
COMPREHENSIVE LOSS . . . . . . . . .      (3,975,936)     (2,239,911)   (3,085,129)   (136,854)

DEFICIT, BEGINNING OF PERIOD . . . .      (3,213,141)       (136,854)     (136,854)          -
LOSS FOR THE PERIOD. . . . . . . . .      (3,839,135)     (2,210,064)   (3,076,287)   (136,854)
DEFICIT, END OF PERIOD . . . . . . .      (7,052,276)     (2,346,918)   (3,213,141)   (136,854)

Loss per common share [note 9] . . .           (0.30)          (0.31)        (0.42)      (0.03)
Weighted average number of shares
outstanding. . . . . . . . . . . . .      12,837,302       7,101,869     7,405,421   4,000,000



See  accompanying  notes

JAWS  TECHNOLOGIES,  INC.


                           CONSOLIDATED STATEMENT OF CHANGES IN
                                   STOCKHOLDERS' EQUITY
                       (all amounts are expressed in U.S. dollars)

                                       CAPITAL IN
                                       -----------
                                           PAR      EXCESS OF    CONTRIBUTED
                                         SHARES       VALUE       PAR VALUE     SURPLUS
                                            $           $             $

BALANCE, JANUARY 27, 1997
Issuance of common stock for cash . .    4,000,000       4,000        56,000      60,000
Less share issue costs. . . . . . . .            -           -       (24,350)    (24,350)
BALANCE, DECEMBER 31, 1997. . . . . .    4,000,000       4,000        31,650           -
-------------------------------------  -----------  ----------  -------------  ----------
Issuance of common stock for
services [note 6] . . . . . . . . . .      400,000         400       199,600           -
-------------------------------------  -----------  ----------  -------------  ----------
Issuance of common stock on
acquisition of subsidiary [note 4]. .    1,500,000       1,500       838,248           -
Issuance of common stock for cash . .    2,800,000       2,800     1,017,200           -
Warrants issued with issuance of
convertible debentures [note 8] . . .            -           -             -     342,857
Equity component of convertible
debentures [note 8] . . . . . . . . .            -           -             -     118,462
Equity component of financing fees
[note 8]. . . . . . . . . . . . . . .            -           -             -     (11,760)
Equity component of financing fees
[note 8]. . . . . . . . . . . . . . .            -           -             -     (24,000)
Issue of common stock upon
conversion of convertible debentures
[note 8]. . . . . . . . . . . . . . .    1,912,317       1,912       211,886           -
Financing fee associated with
converted debentures [note 8] . . . .            -           -       (21,117)          -
Share issue costs . . . . . . . . . .            -           -       (65,314)
BALANCE, DECEMBER 31, 1998. . . . . .   10,612,317      10,612     2,212,153     425,559
(UNAUDITED)
-------------------------------------
Issuance of common stock for cash . .      317,188         317       101,183           -
Equity component of convertible
debentures [note 8] . . . . . . . . .            -           -             -     424,575
Equity component of financing fees
[note 8]. . . . . . . . . . . . . . .            -           -             -     (14,000)
Issuance of common stock for cash . .    4,044,761       4,044     2,867,756           -
Equity component of convertible
debenture [note8] . . . . . . . . . .            -           -             -     193,292
Equity component of financing fee
[note 8]. . . . . . . . . . . . . . .            -           -             -     (19,329)
Warrants issued with issuance of
convertible debentures [note 8] . . .            -           -             -     341,538
Equity component of financing fee
[note 8]. . . . . . . . . . . . . . .            -           -             -    (110,028)
Issuance of common stock in
settlement of trade payable . . . . .      141,000         141       188,799           -
BALANCE, SEPTEMBER 30, 1999 . . . . .   15,115,266      15,114     5,369,891   1,241,607



See  accompanying  notes

JAWS  TECHNOLOGIES,  INC.



                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (all amounts are expressed in U.S. dollars)

                                                    PERIOD FROM
                                                   INCORPORATION
                                                  JANUARY 27, TO
                           NINE MONTHS ENDED     YEAR ENDED      DECEMBER 31,

                                            SEPTEMBER 30,    DECEMBER 31,
                                           ---------------  --------------
                                                1999             1998           1998        1997
                                           ---------------  --------------  ------------
                                                 $               $              $
  (unaudited)
-----------------------------------------
CASH FLOWS USED IN OPERATING ACTIVITIES
Loss for the period . . . . . . . . . . .      (3,839,135)     (2,210,064)   (3,076,287)  (136,854)
Adjustments to reconcile loss to cash
flows used in operating activities:
Consulting expense not involving the
payment of cash [note 6]. . . . . . . . .               -         200,000       200,000          -
Depreciation and amortization . . . . . .          67,462           8,877        14,041        580
Amortization of deferred financing
fees. . . . . . . . . . . . . . . . . . .          75,601               -         5,158          -
Software development costs. . . . . . . .               -         909,189       909,003          -
Non-cash interest expense on warrants . .               -               -       257,143          -
Non-cash interest expense on
convertible debentures. . . . . . . . . .         755,792               -       118,462          -
Non-cash interest expense on
convertible debenture conversion and
 accrued interest . . . . . . . . . . . .          77,323               -         6,083          -
Changes in non-cash working capital
balances [note 13]. . . . . . . . . . . .         121,341         364,410       439,422     25,476
                                               (2,741,731)       (727,588)   (1,126,975)  (110,798)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of fixed assets. . . . . . . . .        (542,329)       (134,474)     (115,584)    (2,900)
Purchase of term deposits [note 4]. . . .         (27,000)              -             -          -
                                                 (569,329)       (134,474)     (115,584)    (2,900)
                                           ---------------  --------------  ------------  ---------

CASH FLOWS GENERATED BY (USED IN)
FINANCING ACTIVITIES
Proceeds from the issuance of common
stock, net of issue costs . . . . . . . .       3,024,314         954,686       954,686     35,650
Repayment of stockholder advances . . . .         (72,673)       (117,044)      (78,159)    78,159
Proceeds from stockholder advances. . . .               -          24,309        20,273          -
Proceeds on issue of convertible
debenture . . . . . . . . . . . . . . . .       1,100,000               -       420,000          -
Financing fees on issue of convertible
debenture . . . . . . . . . . . . . . . .        (110,000)              -       (42,000)         -
                                                3,941,641         861,951     1,274,800    113,809
                                           ---------------  --------------  ------------  ---------

INCREASE (DECREASE) IN CASH . . . . . . .         630,696            (111)       32,241        111
Cash acquired on acquisition of
subsidiary. . . . . . . . . . . . . . . .               -               -         1,380          -
Cash, beginning of period . . . . . . . .          33,732             111           111          -
CASH, END OF PERIOD . . . . . . . . . . .         664,428               -        33,732        111



See  accompanying  notes

                                      F - 1
JAWS  TECHNOLGOIES,  INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.     BASIS  OF  PRESENTATION
Jaws Technologies, Inc., (the "Company") was incorporated on January 27, 1997 under the laws of the State of Nevada as "E-Biz" Solutions, Inc. On March 27, 1998, "E-Biz" Solutions, Inc. changed its name to Jaws Technologies, Inc. The business purpose is developing and selling encryption software. These activities are carried out through the Company's wholly owned Canadian subsidiary.
The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has a working capital deficiency of $505,883 at December 31, 1998, a deficit of $3,213,141 at December 31, 1998 and $7,052,276 as at
September 30, 1999 and net operating cash outflows of $2,741,616 for the nine month period ended September 30, 1999. Although it has a positive working capital balance of $89,026 at September 30, 1999, the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow, to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. However, no assurance can be given at this time as to whether the Company will achieve any of these conditions. These factors, among others, raise substantial doubt about the
Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern for a reasonable period of time.
Management believes that additional funding will be required to finance expected operations until a market has been developed for the Company's software. Management intends to seek additional financing through future private or public offerings of stock and through the exercise of stock options.
The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.
2.     SIGNIFICANT  ACCOUNTING  POLICIES
The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States.
USE  OF  ESTIMATES
Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.
CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Jaws Technologies, Inc., an Alberta, Canada corporation ("Jaws Alberta"), and Jaws Technologies (Ontario) Inc. an Ontario Canada corporation ("Jaws Ontario"), after elimination of intercompany accounts and transactions.
FIXED  ASSETS
Fixed assets are recorded at cost and are depreciated at the following annual rates which are designed to amortize the cost of the assets over their estimated useful lives.
     Furniture  and  fixtures     -  20%  diminishing  balance
     Computer  hardware     -  33%  straight  line
     Computer  software  for  internal  use     -  33%  straight  line
     Leasehold  improvements     -  20%  straight  line
SOFTWARE  DEVELOPMENT
Software development costs are expensed when technological feasibility has not yet been established. Subsequent to establishing technological feasibility, such costs are capitalized until the commencement of commercial sales. FINANCING FEES
Financing fees associated with that portion of the 10% convertible debentures classified as debt are deferred and amortized over the life of the debentures. Financing fees associated with that portion of the convertible debentures classified as contributed surplus is charged to that account. The pro rata portion of financing fees associated with converted debentures is charged to share capital in excess of par value.
REVENUE  RECOGNITION
Revenue from selling encryption software is recognized when the software is delivered. Consulting fees are recognized when the services are rendered or earned.
ADVERTISING
Advertising  costs  are  expensed  as  incurred.
INCOME  TAXES
The Company follows the liability method of accounting for the tax effect of temporary differences between the carrying amount and the tax basis of the company's assets and liabilities. Temporary differences arise when the realization of an asset or the settlement of a liability would give rise to either an increase or decrease in the Company's income taxes payable for the year or later period. Deferred income taxes are recorded at the income tax rates that are expected to apply when the deferred tax liability is settled or the deferred tax asset is realized. When necessary, valuation allowances are established to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred income tax assets and liabilities. FOREIGN CURRENCY TRANSLATION
The functional currency of the Company's subsidiaries is the Canadian dollar. Accordingly, assets and liabilities of the subsidiaries are translated at the year-end exchange rate and revenues and expenses are translated at average exchange rates. Gains and losses arising from the translation of the financial statements of the subsidiaries are recorded in a "Cumulative Translation Adjustment" account in stockholders' equity.
LOSS  PER  COMMON  SHARE
The loss per common share has been calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share, assuming all warrants, options and conversion features were exercised, does not differ from basic earnings per share.
STOCK  OPTIONS
The Company applies the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost is recognized in the accounts as options are granted with an exercise price that approximates the prevailing market price.
PRIOR  YEAR  AMOUNTS
Certain prior year amounts have been reclassified to conform to the presentation adopted in 1999.
3.     ACQUISITION
On February 10, 1998 the Company issued 1,500,000 restricted common shares, as well as options to purchase 400,000 shares of its restricted common stock at $0.50 per share in exchange for all of the outstanding common stock of Jaws Alberta. The options issued in connection with the acquisition have been ascribed no value. Jaws Alberta was a development stage company which at the time of acquisition was in the process of creating a new encryption software product. The acquisition has been accounted for by the purchase method.

The purchase price, and thereby the amounts allocated to software and the shares issued, net of other assets and liabilities acquired, was determined based on estimates by management as to the replacement cost for the encryption software development which had been incurred by Jaws Alberta prior to the acquisition date. The purchase price has been allocated to the net assets acquired based on their estimated fair values as follows:

                                          $
                                      ---------

Net assets acquired
Non-cash working capital . . . . . .    (5,087)
Software under development . . . . .   909,003
Fixed assets . . . . . . . . . . . .     2,891
Due to stockholders. . . . . . . . .   (54,443)
Net assets acquired, excluding cash.   852,364
------------------------------------  ---------
Acquisition costs. . . . . . . . . .   (13,996)
Cash acquired. . . . . . . . . . . .     1,380
Net assets acquired for common stock   839,748


The amount allocated to software under development relates to encryption software and its related algorithms, including the "L5" software. This software, at the time of purchase, was not completely developed, tested or otherwise available for sale and therefore has been immediately expensed in the accompanying consolidated statements of loss and deficit. Coding and testing activities for this software were completed on July 31, 1998.
The operating results of the acquired company are included in the consolidated statements of loss, deficit and comprehensive loss from the date of acquisition. Pro forma loss and pro forma loss per common share for the nine month period ended September 30, 1998, giving effect to the acquisition of Jaws Alberta as at January 1, 1998 are $2,217,462 and $0.31 respectively (year ended December 31, 1998 - $3,083,685 and $0.42 respectively). Pro forma revenue does not differ from that recorded for the period to September 30, 1998, being $28,440, or for the period to December 31, 1998, being $29,068.
4.  TERM  DEPOSITS
The term deposits are on deposit with a Canadian Chartered Bank. These deposits have been pledged as security for certain corporate credit cards, and as such are not available for the Company's general use. These deposits earn interest at 2.95 percent per annum and mature May 9, 2000.

5.     FIXED  ASSETS
     SEPTEMBER  30,  1999


                                     ACCUMULATED     NET BOOK
                                        COST       DEPRECIATION    VALUE
                                    -------------
                                    $              $              $
                                    -------------  -------------  --------
Furniture and fixtures . . . . . .        261,184         29,978   231,206
----------------------------------  -------------  -------------  --------
Computer hardware. . . . . . . . .        122,815         27,769    95,046
Computer software for internal use         33,937          6,680    27,257
Leasehold improvements . . . . . .        162,360         17,865   144,495
                                          580,296         82,292   498,004
  DECEMBER 31,
                                             1998
                                    -------------
    ACCUMULATED. . . . . . . . . .  NET BOOK
  COST . . . . . . . . . . . . . .  DEPRECIATION   VALUE
----------------------------------
  $. . . . . . . . . . . . . . . .  $              $
Furniture and fixtures . . . . . .         31,758          6,482    25,276
----------------------------------  -------------  -------------  --------
Computer hardware. . . . . . . . .         47,371          5,534    41,837
Computer software for internal use         13,162          1,445    11,717
                                           92,291         13,461    78,830


6.     SHARE  CAPITAL
AUTHORIZED
95,000,000 common shares at $0.001 par value (increased from 20,000,000 April 8,
1999)
  5,000,000  preferred  shares  at  $0.001  par  value
COMMON  STOCK  ISSUED
During 1998, the 400,000 restricted common shares issued for services provided by two consultants in relation to the establishment of the capital structure of the Company. The shares were recorded at their estimated fair value of $200,000.
COMMON  STOCK  HELD  IN  ESCROW
Upon entering into the 10% convertible debenture agreement (see note 8) the Company placed 9,500,000 shares in escrow relating to the $2 million of financing. In addition, 1,071,429 shares and 357,143 shares were placed in escrow relating to the purchasers' and agent's warrants issued in relation to the 10% convertible debenture agreement.
OPTIONS

As at September 30, 1999, the Company has issued 2,360,600 options to purchase common stock to the Company's directors, officers and employees. Of the total issued, none have been exercised as at September 30, 1999. Details of the stock options outstanding at September 30, 1999 are as follows:


NUMBER OF OPTIONS  EXERCISE PRICE  EXPIRY DATE
-----------------  --------------  -------------------


          200,000            0.15    February 22, 2008
           50,000            0.23    June 30, 2008
           35,000            0.23    June 30, 2008
           31,000            0.33    June 30, 2008
          143,000            0.37    June 30, 2008
           22,000            0.40    June 30, 2008
          400,000            0.48    August 1, 2000
          706,500            0.48    June 30, 2008
           82,500            0.58    June 30, 2008
           71,000            0.62    June 30, 2008
           10,000            0.65    June 30, 2008
           36,000            0.69    June 30, 2008
           20,000            0.71    June 30, 2008
           62,000            0.73    June 30, 2008
           43,500            0.75    June 30, 2008
           75,000            0.77    June 30, 2008
            5,000            0.81    June 30, 2008
           47,500            0.82    June 30, 2008
          250,000            0.87    June 30, 2008
            5,600            0.98    June 30, 2008
           65,000            2.44    June 30, 2008
        2,360,600
-----------------


The fair value of each option granted to date is estimated on the date of grant using the Black Scholes option-pricing model with the following assumptions: expected volatility of 167%, risk-free interest rate of 4.87%; no payment of common share dividends; and expected life of 10 years. Had compensation cost for these plans been determined based upon the fair value at grant date, consistent with the methodology prescribed in Statement of Financial Accounting Standards No. 123, "accounting for Stock-Based compensation," the Company's loss and loss per common share for the nine month period ended September 30, 1999 would have been $4,220,310 and $0.33 respectively (year ended December 31, 1998:
$3,324,618  and  $0.45  respectively).
During 1998, the Company had entered into a Put Option agreement with an investor which allowed the Company to require the investor to purchase up to 25,000,000 shares of the common stock of the Company. In addition, the investor was to be granted warrants to purchase up to 3,000,000 shares of common stock. On April 26, 1999, the Company and the investor agreed to cancel the agreement in exchange for warrants to the investor to purchase up to 1,000,000 shares of common stock at an exercise price of $0.70 per share. The warrants expire April 15, 2002.
On June 21, 1999, the Company issued 834,000 share purchase warrants, which entitle the holder to purchase 834,000 common shares at $2.25 per share until June 20, 2001. On August 26, 1999 the Company issued 141,000 common shares at $1.34 per common share in settlement of a trade payable.
7.     RELATED  PARTY  TRANSACTIONS

Amounts  due  to  related  parties  consist  of  the  following  amounts:

                   SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,

                                 1999      1998     1997
  $                               $         $
-----------------------------  --------
DUE FROM RELATED PARTIES
Futurelink Corp.. . . . . . .         -     9,073       -
Futurelink/Sysgold Ltd. . . .         -     4,045       -
                                      -    13,118       -

DUE TO RELATED PARTIES
Officers and stockholders . .    12,849    43,588       -
Futurelink Corp.. . . . . . .    18,602    32,175       -
Willson Stationers Ltd. . . .     7,304     1,352       -
Directors . . . . . . . . . .   157,503   120,000       -
                                196,258   197,115       -

DUE TO STOCKHOLDERS
Bankton Financial Corporation         -    15,775       -
Cameron Chell . . . . . . . .     2,044     1,957       -
Hampton Park Ltd. . . . . . .         -    56,985       -
Other stockholder . . . . . .         -         -  78,159
                                  2,044    74,717  78,159


Effective July 31, 1999 the Company entered into an agreement with Pace Systems Group Inc., a related party (see note 17), whereby Pace assigned certain of its revenue contracts to the Company. During the period from July 31 to September 30, 1999 the Company earned $337,988 from these contracts, which is included in revenues on the accompanying financial statements. The Company also incurred sub-contracting costs in respect of these contracts, in the amount of $337,712 which is included in expenses in the accompanying financial statements. During the year ended December 31, 1998, the Company incurred $76,612 in fees associated with computer services provided by Futurelink Corp., an entity of which certain directors are also directors of the Company. There were $28,289 fees incurred during the period ended September 30, 1999. The Company provided sales to Futurelink Corp. during the period ended September 30, 1999 in the amount of $2,925 (December 31, 1998 - $9,073). The fees charged by and sales provided to Futurelink Corp. are recorded at their exchange amounts. During the year ended December 31, 1998, the Company provided services of $4,045 to Futurelink/Sysgold Ltd., an entity of which certain directors are also directors of the Company. This amount was included in due from related parties at December 31, 1998. These services are provided on normal commercial terms and conditions. No services were provided to Futurelink/Sysgold Ltd. during the period ended September 30, 1999.
Office and administration expenses for the nine month period ended September 30, 1999, include $11,858 (December 31, 1998 - $8,035) paid to Willson Stationers Ltd., an entity of which certain directors are also directors and officers of the Company. These transactions are recorded at their exchange amounts.
Consulting fees for the year ended December 31, 1998, include $198,168 to officers and stockholders of the Company for services provided.
Due to stockholders represents advances received by the Company. The amount due to Hampton Park Ltd., a company owned by a stockholder, bears interest at 8% per annum and has no set repayment terms. The remaining amounts due to stockholders do not carry interest and have no set repayment terms. All stockholders have indicated they do not intend to demand repayment within the next year. The Company entered into an agreement to lease premises from a stockholder. The lease began on November 1, 1998 and is for a five year term. The minimum rent is $9.42 per square foot per annum with 9,920 square feet of net rentable area. Additional rent is estimated at $4.03 per square foot of net rentable area per annum. The net rent expense recognized in the nine month period ended September 30, 1999 was $67,870 (year ended December 31, 1998 - $3,991).

8.     CONVERTIBLE  DEBENTURES
                                SEPTEMBER 30,     DECEMBER 31
                                        1999     1998

                                                                     $           $
                                                                -----------  ----------

PRINCIPAL
Net balance outstanding, beginning of period . . . . . . . . .     146,606           -
Funds advanced to date . . . . . . . . . . . . . . . . . . . .   1,100,000     420,000
Debentures converted during the period . . . . . . . . . . . .           -    (210,000)
                                                                 1,246,606     210,000

FINANCING FEES
Fees paid on funds advanced to date. . . . . . . . . . . . . .    (110,000)    (42,000)
Intrinsic value associated with equity component of debentures      33,329      11,760
Fees paid through issuance of warrants to agent. . . . . . . .    (341,538)    (85,714)
Intrinsic value associated with equity component of debentures     110,027      24,000
Amortization of financing fees to date . . . . . . . . . . . .      75,601       5,158
Financing fees associated with debentures converted to date. .           -      21,117
                                                                  (232,581)    (65,679)

INTEREST EXPENSE
Accrued interest expense . . . . . . . . . . . . . . . . . . .      77,323       2,285
NET BALANCE OUTSTANDING, END OF PERIOD . . . . . . . . . . . .   1,091,348     146,606


On September 25, 1998 the Company entered into an agreement to issue 10% convertible debentures in series of $200,000 up to a total of $2,000,000, subject to the Company meeting certain conditions, which mature on October 31, 2001. The holders have the right to convert the debentures in increments of at least $100,000, at a price equal to the lower of $0.28 and 78% of the average closing bid price of the Company's common stock for the three trading days immediately preceding the Notice of Conversion served on the Company. For the $500,000 of convertible debentures that were issued on January 26, 1999, $250,000 of debentures can be converted at a fixed price of $0.40 per common share and the remaining $250,000 can be converted into shares at a fixed rate of $0.28 per common share. The Company may prepay any or all of the outstanding principal amounts at any time, upon thirty days' notice, subject to the holders' right to convert into common shares. A financing fee of 10% is charged on the principal sum of each convertible debenture issued. Interest is payable on the maturity date. At the holders' election, interest can be settled in common stock of the Company based on market prices.
On April 16, 1999, the Company drew down an additional $600,000 of financing under the 10% convertible debenture agreement, which can be converted into common stock at a fixed price of $0.65 per common share.
On April 27, 1999, the debenture agreement was amended to include (among others) the following changes:
(i) the total amount available under the debenture agreement was increased from $2,000,000 to $5,000,000.
(ii) the financing fee applicable to the additional $3,000,000 available was set at 8% of the principal sum issued.
(iii) the balance of the financing not yet drawn, $3,480,000, has a fixed conversion price of $0.40 per share.
(iv) an additional 923,077 share purchase warrants were issued, which give the holder the right to purchase one common share for each warrant held, at a price of $0.65 per warrant.
Through September 30, 1999, the Company has issued convertible debentures totalling $1,520,000 of which $736,329 was recorded as contributed surplus with an offsetting amount charged as interest on long term debt. Of the debentures issued, $210,000 principal plus $3,798 interest was converted into 1,912,317 shares on November 30, 1998, based on a conversion price of $.1118 (being 78% of the average closing bid price of the Company's common stock for the three trading days preceding the Notice of Conversion). Interest totalling $79,608 has been accrued and included in the convertible debenture balance outstanding at September 30, 1999. These shares will be formally issued when the Company's SB-2 Registration Statement has been declared effective.
At the time of the initial funding on October 1, 1998, the Company issued 1,428,572 common share purchase warrants (357,143 to the agent and 1,071,429 to the ultimate subscriber of the issue). Each warrant gives the holder the right to purchase one common share of the Company at $0.28 until October 31, 2001. An amount of $342,857 has been included in contributed surplus as the estimated value attributed to these warrants as they were exercisable upon issuance. In addition, the warrants issued to the agent have been treated as a financing fee in the amount of $85,714. The value of these fees associated with the equity component of the 10% convertible debentures has been charged to contributed surplus in the amount of $24,000. The remaining balance is being amortized over the life of the 10% convertible debentures.
Through September 30, 1999 the Company has paid financing fees on the 10% convertible debentures totalling $152,000. The fees associated with the equity component of the 10% convertible debentures, being $45,089, have been charged to contributed surplus. The remaining amount, which has been recorded as a reduction of the debenture principal, is being amortized over the life of the 10% convertible debentures, unless the debentures are converted. If converted, the pro rata portion of the financing fees associated with the converted debentures is charged to capital in excess of par value. During 1998, $21,117 has been charged to capital in excess of par value relating to $210,000 of convertible debentures which were converted.
The  additional share purchase warrants issued on April 27, 1999 as described in
(iv) above have been recorded as contributed surplus at their estimated value of $341,538, as they were exercisable upon issuance. An offsetting amount of $110,027 attributable to the equity portion of the related debentures has been recorded as a charge against contributed surplus; the remainder has been charged as a discount to debt and is being amortized over the life of the debt. The Company is currently in the process of filing a form SB-2 Registration Statement qualifying the shares to be issued on conversion of the debentures with the Securities and Exchange Commission. Until such time as the common shares are registered, a charge of 0.986% per day will apply against the initial amount funded. Further, as registration did not occur within 120 days of initial funding, a charge of 0.1644% per day will apply for each day thereafter. The initial amount funded on October 1, 1998 was $200,000. An amount of $82,200 for the penalty of late filing of the Registration Statement, and has been included in accounts payable.
9.     LOSS  PER  SHARE
Loss per common share is loss for the period divided by the weighted average number of common shares outstanding. The effect on earnings per share of the exercise of options and warrants, and the conversion of the convertible debentures is anti-dilutive.
10.     INCOME  TAXES

The  income  tax  benefit  differs  from  the  amount  computed by applying the U.S. federal statutory  tax  rates  to  the  loss  before  income  taxes  for  the  following  reasons:
                  SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,     DECEMBER
                               1999     1998     1998     31, 1997

                                                $            $            $            $
                                           ------------  ----------  ------------  ---------

                                                  (34%)       (35%)         (34%)      (34%)

Income tax benefit at U.S. statutory rate   (1,305,306)   (773,522)   (1,045,938)   (46,530)
Increase (decrease) in taxes resulting
from:
Deferred tax asset valuation
allowance . . . . . . . . . . . . . . . .    1,252,586     968,663     1,106,172     46,530
Non-deductible expenses . . . . . . . . .      275,600           -       128,162          -
Foreign tax rate differences. . . . . . .     (222,880)   (195,141)     (188,396)         -
Income tax benefit. . . . . . . . . . . .            -           -             -          -



For  financial  reporting  purposes,  loss  before  income  taxes  includes  the following  components:
          SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,
                           1999     1998     1998     1997

                      $             $             $            $
                 ------------  ------------  ------------  ----------

Pre-tax loss:
  United States   (1,740,449)   (1,167,839)   (1,302,313)   (136,854)
Foreign . . . .   (2,098,686)   (1,042,225)   (1,773,974)          -
                  (3,839,135)   (2,210,064)   (3,076,287)   (136,854)



Deferred  income  taxes  reflect  the  net  tax effects of temporary differences between  the  carrying amounts of assets and liabilities for financial reporting purposes  and  the  amounts used for income tax purposes.  The components of the
Company's  deferred  tax  assets  are  as  follows:
                   SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,
                                1999     1998     1997

                                             $             $            $
                                        ------------  ------------  ---------

Deferred tax assets (liabilities):
  Net operating loss
carryforwards. . . . . . . . . . . . .    1,937,094       697,768          -
Start-up costs . . . . . . . . . . . .       31,024        37,999     46,333
Depreciation . . . . . . . . . . . . .       36,474         6,201        197
  Debt issue costs . . . . . . . . . .       (4,680)        5,137          -
  Software costs . . . . . . . . . . .      811,194       405,597          -
Deferred tax assets net of liabilities    2,811,102     1,152,702     46,530
--------------------------------------  ------------  ------------  ---------
Valuation allowance. . . . . . . . . .   (2,811,102)   (1,152,702)   (46,530)
Net deferred tax assets. . . . . . . .            -             -          -


The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception.

The Company has U.S. operating losses carried forward of $1,931,000 which expire as follows:

         $
      --------
2018   936,000
2019   995,000


The availability of these loss carryforwards to reduce future taxable income could be subject to limitations under the Internal Revenue Code of 1986, as amended. Certain ownership changes can significantly limit the utilization of net operating loss carryforwards in the period following the ownership change. The Company has not determined whether such changes have occurred and the effect such changes could have on its ability to carry forward all or some of the U.S. net operating losses.

The Company has non-capital losses carried forward for Canadian income tax purposes of $1,931,000. These losses expire as follows:

          $
2003      45,000
2004       7,000
2005     918,000
2006   2,020,000


11.     COMMITMENTS

The Company is committed to the following minimum lease payments under operating leases for premises and equipment:

                      $
Remainder of 1999   28,236
                      2000  112,943
                      2001   94,932
                      2002   94,641
                      2003   78,867


12.     CAPITAL  LEASE  OBLIGATIONS  PAYABLE

The future minimum lease payments at September 30, 1999 under capital leases are as follows:



Remainder of 1999. . . . . . . . . . . . . . . . .    7,965
                                                       2000   22,344
                                                       2001   22,344
                                                       2002   21,486
                                                       2003   20,627
                                                       2004   11,868
Total future minimum lease payments. . . . . . . .  106,634
Less: imputed interest . . . . . . . . . . . . . .  (25,526)
Balance of obligations under capital leases. . . .   81,108
--------------------------------------------------  --------
Less: current portion included in accounts payable
and accrued liabilities. . . . . . . . . . . . . .  (14,119)
Long term obligation under capital leases. . . . .   66,989



13.     NET  CHANGE  IN  NON-CASH  WORKING  CAPITAL
          SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,

                                  1999       1998      1998      1997
                               ----------
  $ . . . . . . . . . . . . .  $
-----------------------------  ----------

Accounts receivable . . . . .   (413,895)  (20,088)    (7,243)       -
Due from related parties. . .     13,118         -    (13,118)       -
Prepaid expenses and deposits     53,628   (19,612)  (132,956)  (7,500)
Accounts payable and accrued
liabilities . . . . . . . . .    469,347   404,110    395,624    2,976
Due to related parties. . . .       (857)        -    197,115        -
Change relating to operating
activities. . . . . . . . . .    121,341   364,410    439,422   25,476


14.     SEGMENTED  INFORMATION
The Company's activities are conducted in one operating segment with all activities relating to the development and sale of encryption software. These activities are planned to be carried out in Canada and the United States. To date, all the activities have occurred in Canada.
15.      FINANCIAL  INSTRUMENTS
Financial instruments comprising cash, accounts receivable, amounts due from related parties, deposits, accounts payable and accrued liabilities, amounts due to related parties, capital lease obligations, and amounts due to stockholders approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.
The estimated fair value as at September 30, 1999 of the 10% convertible debentures is $864,934 (December 31, 1998 - $189,000). This is based on the estimated present value of the principal and interest of the debenture. The Company is subject to cash flow risk to the extent of the fixed 10% simple interest rate being charged on the convertible debentures. The effective annual interest rate realized by the Company, exclusive of the amounts relating to the conversion feature of the 10% convertible debentures and the warrants, was 10% (December 31, 1998 - 10%).
16.     RECENT  PRONOUNCEMENTS
In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", which will be effective for fiscal years beginning after June 15, 2000. The Company does not acquire derivatives or engage in hedging activities.
17.     SUBSEQUENT  EVENTS
a) Effective on November 3, 1999, the Company acquired all of the outstanding common shares of Pace Systems Group Inc. ("Pace"). As consideration for this purchase, the Company will issue 1,731,932 common shares, valued at $1.70 per share, representing total consideration of $2,944,284.
b) On November 2, 1999 the Company entered into a pre-acquisition agreement with Offsite Data Services Ltd. (Offsite), a company incorporated in the Province of Alberta and listed on the Alberta Stock Exchange, whereby the companies have agreed to combine their business interests through an offer by the Company to purchase all of the outstanding shares of Offsite. The offer is expected to be mailed before November 30, 1999.

                             JAWS TECHNOLOGIES, INC.
                             FINANCIAL DATA SCHEDULE


     This schedule contains summary financial information extracted from the financial statements as of and for the six months ended September 30, 1999.  You should read the financial  statements  in  their  entirety  for  a  full  explanation  of this summary financial  information.  (In  thousands,  except  EPS.)




ITEM NUMBER .  ITEM DESCRIPTION                                           AMOUNT
-------------  ---------------------------------------------------------  ------------

5-02(1) . . .  Cash and cash items.                                       $   664,428
5-02(2) . . .  Marketable securities                                           27,000
5-02(3)(a)(1)  Notes and interest receivable-trade accts                      421,138
5-02(4) . . .  Allowances for doubtful accounts                                     0
5-02(6) . . .  Inventory                                                            0
5-02(9) . . .  Total current assets                                         1,199,394
5-02(13). . .  Property, plant and equipment                                  580,296
5-02(14). . .  Accumulated depreciation                                        82,292
5-02(18). . .  Total assets                                                 1,697,398
5-02(21). . .  Total current liabilities                                    1,110,368
5-02(22). . .  Bonds, mortgages and similar debt                            1,091,348
5-02(28). . .  Preferred stock-mandatory redemption                                 0
5-02(29). . .  Preferred stock-no mandatory redemption                              0
5-02(30). . .  Common stock                                                    15,114
5-02(31). . .  Other stockholder's equity                                    (586,421)
5-02(32). . .  Total liabilities and stockholder's equity                   1,697,398
5-03(b)1(a) .  Net sales tangible products                                    372,630
5-03(b)1. . .  Total revenues                                                 372,630
5-03(b)2(a) .  Cost of tangible goods sold                                          0
5-03(b)2. . .  Total costs and expenses applicable to sales and revenues      337,712
5-03(b)3. . .  Other costs expenses                                         2,959,140
5-03(b)5. . .  Provision for doubtful accounts and notes                            0
5-03(b)(8). .  Interest and amortization of debt discount                    7914,913
5-03(b)(10) .  Income before taxes and other items                         (3,839,135)
5-03(b)(11) .  Income tax expense                                                   0
5-03(b)(14) .  Income/loss continuing operations                           (3,839,135)
5-03(b)(15) .  Discontinued operations                                              0
5-03(b)(17) .  Extraordinary items                                                  0
5-03(b)(18) .  Cumulative effect-changes in accounting principles                   0
5-03(b)(19) .  Net income or loss                                          (3,839,135)
5-03(b)(20) .  Earnings per share-primary                                       (0.30)
5-03(b)(20) .  Earnings per share-fully diluted                           N/A


                               Exhibit A - Page 1
                                    EXHIBIT A

                            SHARE PURCHASE AGREEMENT

                THIS AGREEMENT made the 3rd day of November, 1999

                                    BETWEEN:

          JAWS TECHNOLOGIES, INC. a corporation incorporated under the laws of the State of Nevada, U.S.A.,
                    (herein called "JAWS" or the "Purchaser")

                                     - AND -

                   THOSE PARTIES HERETO WHO ARE HEREIN DEFINED
                        AS AND WHO EXECUTE THIS AGREEMENT
                   AS VENDORS, (herein collectively called the
                    "Vendors " and  individually a "Vendor")


WHEREAS the Vendors wish to sell and convey their respective Vendor's Rights to the Purchaser and the Purchaser wishes to purchase and receive such Vendor's Rights from such Vendors in exchange for the Purchase Consideration.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises hereto and the mutual covenants, warranties, representations, agreements and payments herein set forth, the Parties hereto agree as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

     ARTICLE  1.     INTERPRETATIONSECTION  1.1     DEFINITIONSSECTION  1.1
DEFINITIONS

In this Agreement, including the premises hereto, this clause and any Schedules hereto, the words and phrases set forth below shall have the meaning ascribed thereto below, namely:

"BUSINESS DAY" means a day other than a Saturday or Sunday or a statutory holiday in the City of Toronto, in the Province of Ontario.

"CLOSING DATE" means the effective date November 3, 1999 or such other date as the parties may mutually determine.

"CLOSING TIME" means 10:00 a.m. on the Closing Date or as agreed upon by the parties.

PaceAcquistion10/28/99
"CORPORATION"  means  Pace  Systems  Group  Inc.

"CORPORATION'S ASSETS" means all the Property owned or held by the Corporation or to which the Corporation is entitled as more particularly described in Schedule "A".

"CORPORATION'S FINANCIAL STATEMENTS" means the most recent audited and unaudited financial statements of the Corporation dated July 31, 1999, copies of which are attached as Schedule "B".

"CORPORATION'S SHARES" means the common voting shares in the capital of the Corporation, as the same exist at the date hereof and at the Closing Date.

"ESCROW  AGENT"  means  Beard  Winter  LLP,  Barristers  &  Solicitors;

"ESCROW AGREEMENT" means the escrow agreement between JAWS, the Corporation, each of the Vendors and the Escrow Agent, dated as of the Closing Date;

"JAWS ASSETS" means all the Property owned or held by JAWS or to which JAWS is entitled as more particularly described in Schedule "C".

"JAWS" means JAWS Technologies, Inc., a Nevada Corporation, whose common shares trade on the OTC Bulletin Board in the United States of America.

"JAWS FINANCIAL STATEMENTS" means the most recent audited and unaudited financial statements of the JAWS dated the fiscal year ending December 31, 1998 and the quarter ending June 30, 1999, copies of which are attached as Schedule "D".

"JAWS SHARES" means 1,731,932 common shares in the capital stock of JAWS, to be issued from the Treasury of JAWS as the Purchase Consideration.

"PROPERTY" means the interests of the Corporation or the Purchaser, as the case may be, in and to all property, assets and rights, including, without limiting the generality of the foregoing, the entire interest of such Party in and to:

     (a) all contracts, agreements, documents, production sales contracts, books, records and reports relating to the provision of products and services to its customers and any and all rights in relation thereto;

     (b) all intellectual property and rights developed, acquired or incorporated into the products and services of the Corporation or the Purchaser, as the case may be, or purchased in the course of carrying on the business of the Corporation or the Purchaser, as the case may be.

"PARTY"  or  "PARTIES"  means a party or parties to and bound by this Agreement.

"PERMITTED ENCUMBRANCES" means, in respect of the Corporation's Assets or the Purchaser's Assets, as the case may be:

                               Exhibit A - Page 3
     (c) inchoate liens, taxes, assessments or governmental charges which are due or which are not delinquent;

     (d) inchoate liens incurred or created in the ordinary course of business as security in favour of any other person who is conducting the development or operation of the property to which such liens relate for the Corporation's or the Purchaser's share of the costs and expenses of such development or operation, as the case may be, the payment of which is not then due;

"PERSON" means any individual, corporation, body corporate, partnership, joint venture, association, group, trust, or other legal entity and includes any duly constituted government of or in Canada and any minister, department, commission, board, bureau, agency, authority, instrumentality or court and the like of any such government.

"PURCHASE  CONSIDERATION"  means  the  JAWS  Shares.

"PURCHASE PRICE" means Four Million Three Hundred Seventy Four Thousand Eight Hundred Fifty Five ($ 4,374,855) Dollars CDN.

"PURCHASER'S ASSETS" means the Property owned or held by the Purchaser or to which the Purchaser is entitled.

"REGULATIONS" means all applicable statutes, laws, rules, orders, regulations, directives or other instruments (and all applicable requirements thereunder) of any governmental agencies or authorities in Canada or the United States of America having jurisdiction over the Parties, the Corporation, the Corporation's Assets, the Purchaser's Assets, or the specific property or matter in question, in effect from time to time.

"VENDOR"  means  each  of:

     Peter  Labrinos;
     Vasiliki  Labrinos;
     Panagiotis  Labrinos;
     James  Wang;
     Cindy  Wang;
     Aidan  O'Brien;
     Joseph  Iuso;
     Joseph  T.  Lee;
     Mam  Ling  Wang.

and  "VENDORS"  means  all  or  any  of  them.

"VENDOR'S  RIGHTS"  means,  in  respect  of  a  Vendor,  all:

     (a)     the  Vendor's  Shares,

     (b) other securities issued by the Corporation and held by the Vendor (other than options granted to employees, consultants, officers or directors all of which shall be exercised prior to the Closing Date and acquired hereunder),

     (c) amounts owing to the Vendor, by the Corporation, whether presently due or otherwise,

     (d)     dividends  declared  but  not  paid  prior to the Closing Date, and

     (e) rights to acquire any securities of the Corporation, from the Corporation or from any other Person, howsoever granted or acquired.

"VENDOR'S SHARES" means, in respect of a Vendor, all the issued and outstanding Corporation's Shares owned by the Vendor, or to which the Vendor is entitled, at the Closing Date, including:

     Peter  Labrinos-     433.08
     Vasiliki  Labrinos     288.70
     Panagiotis  Labrinos     173.22
     James  Wang-     548.56
     Cindy  Wang-     346.44
     Aidan  O'Brien-     75
     Joseph  Iuso-     75
     Joseph  T.  Lee-     30
     Mam  Ling  Wang     30

SECTION  1.2     EXPANDED  MEANINGS1.2     EXPANDED  MEANINGS

Unless the context otherwise necessarily requires, the following provisions shall govern the interpretation of this Agreement:

     1.2.1 words used herein importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

     1.2.2 the terms "in writing" or "written" include printing, typewriting, or any electronic means of communication by which words are capable of being visually reproduced at a distant point of reception, including by telecopier or telex; and

     1.2.3 references herein to any agreement or instrument, including this Agreement, shall be deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, and any specific references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

     1.2.4 "THIS AGREEMENT" "THE AGREEMENT" "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions refer to this Share Purchase Agreement and not to any particular Article, Section, Subsection, clause, subdivision or other portion hereof and include any and every instrument amending, supplementing or replacing this agreement.

SECTION  1.3     ENTIRE  AGREEMENT1.3     ENTIRE  AGREEMENT

This Agreement together with the agreements and other documents to be executed and delivered pursuant hereto, constitute the entire agreement between the Parties and supersedes all other prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations, covenants or other agreements between the Parties except as specifically set forth herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be valid unless in writing and no such waiver shall constitute nor be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless other-wise expressly provided.

SECTION  1.4     HEADINGS  AND  TABLE  OF  CONTENTS1.4     HEADINGS AND TABLE OF
CONTENTS

The division of this Agreement into articles, sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

SECTION  1.5     SEVERABILITY1.5     SEVERABILITY

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

     1.5.1 the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

     1.5.2 the invalidity, illegality or unenforceability of any provision or any part thereof contained in this Agreement in any jurisdiction shall not effect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

SECTION  1.6     NOT  A  BUSINESS  DAYSECTION  1.6     NOT  A  BUSINESS  DAY

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

SECTION  1.7     CONSENTS  AND  APPROVALSSECTION  1.7     CONSENTS AND APPROVALS

It shall be a condition hereof that any consent or approval of any Party hereto, required hereby, shall be obtained in writing prior to the event for which it is required.

                               Exhibit A - Page 5
SECTION  1.8     SCHEDULES1.8     SCHEDULES

The following are the Schedules referred to and incorporated in this Agreement, which are deemed to be a part hereof:

Schedule  "A"  -          Corporation's  Assets
Schedule  "B"  -          Corporation's  Financial  Statements
Schedule  "C"  -          JAWS'  Assets
Schedule  "D"  -          JAWS'  Financial  Statements

                                   ARTICLE 2.
                                PURCHASE AND SALE

     ARTICLE  2.     PURCHASE  AND  SALESECTION 2.1     PURCHASE AND SALESECTION
2.1     PURCHASE  AND  SALE

Subject to the terms and conditions of this Agreement, each Vendor hereby sells, assigns, transfers and conveys to the Purchaser and the Purchaser purchases and acquires from each Vendor its Vendor's Rights, effective as of the Closing Date, to have and hold the same together with all benefits and advantages to be derived therefrom, absolutely, subject only to the terms and conditions of this Agreement, at and for the Purchase Consideration equal to the Purchase Price.

SECTION  2.2     BREAKUP  FEE

The Vendors jointly and severally agree to pay $25,000 to the Purchaser, as liquidated damages, for failing to consummate the transaction as agreed to herein. The Purchaser agrees to the Vendors collectively $25,000 as liquidated damages, for failing to consummate the transaction as agreed to herein.

                                   ARTICLE 3.
                                     PAYMENT

     ARTICLE  3.     PAYMENTSECTION  3.1     PAYMENT  OF  PURCHASE
CONSIDERATIONSECTION  3.1     PAYMENT  OF  PURCHASE  CONSIDERATION


Purchase Consideration equal to the Purchase Price shall be payable by JAWS to the Vendor by the issuance to the Vendor, from the treasury of JAWS, the JAWS
Shares,  subject  to  section  3.2  and  the  Escrow  Agreement,  as  follows:



SHAREHOLDERS         NO. OF JAWS SHARES


Peter Labrinos. . .             375,040
-------------------  ------------------

Vasiliki Labrinos .             250,000
-------------------  ------------------

Panagiotis Labrinos             150,000
-------------------  ------------------

James Wang. . . . .             475,040
-------------------  ------------------

Cindy Wang. . . . .             300,000
-------------------  ------------------

Aidan O'Brien . . .              64,947
-------------------  ------------------

Joeseph Iuso. . . .              64,947
-------------------  ------------------

Joseph T. Lee . . .              25,979
-------------------  ------------------

Mam Ling Wang . . .              25,979
-------------------  ------------------



SECTION  3.2     ESCROW  PROVISIONS


3.2.1     JAWS  Share  Releases - The JAWS Shares shall be issued every 6 months, subject to each of the Vendors being employed by the  Purchaser  (except  for  Vendors  Joseph  T.  Lee  and  Mam  Ling  Wang) and subject to sections 3.2.2 and 3.2.3, as follows:









                     # OF SHARES   # OF SHARES   # OF SHARES
                     # OF SHARES      TO BE         TO BE         TO BE     # OF SHARES TO
                        TO BE       RELEASED 6   RELEASED 12   RELEASED 18   BE RELEASED
RELEASED ON          MONTHS AFTER  MONTHS AFTER  MONTHS AFTER   24 MONTHS
THE CLOSING          THE CLOSING   THE CLOSING   THE CLOSING    AFTER THE
VENDOR                   DATE          DATE          DATE         DATE       CLOSING DATE   TOTAL
-------------------  ------------  ------------  ------------  -----------  --------------  ------


Peter Labrinos                                                                              75,008  75,008  75,008  75,008  75,008
-------------------                                                                         ------  ------  ------  ------  ------

Vasiliki Labrinos                                                                           50,000  50,000  50,000  50,000  50,000
-------------------                                                                         ------  ------  ------  ------  ------

Panagiotis Labrinos                                                                         30,000  30,000  30,000  30,000  30,000
-------------------                                                                         ------  ------  ------  ------  ------

Jim Wang                                                                                    95,008  95,008  95,008  95,008  95,008
-------------------                                                                         ------  ------  ------  ------  ------

Cindy Wang                                                                                  60,000  60,000  60,000  60,000  60,000
-------------------                                                                         ------  ------  ------  ------  ------

Aidan O'Brien                                                                               12,989  12,989  12,989  12,989  12,989
-------------------                                                                         ------  ------  ------  ------  ------

Joseph Isuso                                                                                12,989  12,989  12,989  12,989  12,989
-------------------                                                                         ------  ------  ------  ------  ------

Joseph T. Lee                                                                                5,196   5,196   5,196   5,196   5,196
-------------------                                                                         ------  ------  ------  ------  ------

Mam Ling Wang                                                                                5,196   5,196   5,196   5,196   5,196
-------------------                                                                         ------  ------  ------  ------  ------












RELEASED ON
THE CLOSING
VENDOR
-------------------


Peter Labrinos. . .   75,008
-------------------  -------

Vasiliki Labrinos .  250,000
-------------------  -------

Panagiotis Labrinos  150,000
-------------------  -------

Jim Wang. . . . . .  475,040
-------------------  -------

Cindy Wang. . . . .  300,000
-------------------  -------

Aidan O'Brien . . .   64,946
-------------------  -------

Joseph Isuso. . . .   64,946
-------------------  -------

Joseph T. Lee . . .   25,980
-------------------  -------

Mam Ling Wang . . .   25,980
-------------------  -------

                               Exhibit A - Page 7
     3.2.2 Holdback Provisions - The JAWS Shares releasable on the 24 month anniversary shall make up the holdback shares (the "Holdback Shares").

          3.2.2.1 If on the 12 month anniversary date of the Closing Date actual gross revenues attributable to the Vendors (the "1st Years Gross Revenues") for the previous twelve months equal or exceed Two Million ($2,000,000 CDN) Dollars (the "Projected Amount") then 50% of the Holdback
Shares shall be released. If the 1st Years Gross Revenues are less than the Projected Amount on the 12 month anniversary of the Closing Date then the amount of the Holdback Shares to be released shall be calculated in accordance with the following equation:

Gross  Revenue  X  Holdback  Shares/2  =     The number of shares to be released
--------------
Projected  Gross  Revenue                              on  the  12 month release
date.

3.2.2.2 If on the 24 month anniversary date of the Closing Date actual gross revenues attributable to the Vendors (the "The 2nd Years Gross Revenues") for the previous twelve months equal or exceed Two Million ($2,000,000 CDN) Dollars (the "Projected Amount") then the remaining Holdback Shares shall be released. If the 2nd Years Gross Revenues are less than the Projected Amount on the 24 month anniversary of the Closing Date then the amount of the Holdback Shares to be released shall be calculated in accordance with the following equation:

Gross  Revenue  X  Holdback  Shares/2  =     The number of shares to be released
--------------
Projected  Gross  Revenue                              on  the  24 month release
date.

3.2.2.3 If the aggregate of the 1st Years Gross Revenues and the 2nd Years Gross Revenues exceed $4,000,000 than all the Holdback Shares shall be released.

     3.2.3 Cancellation of Shares - If the Holdback Shares are not completely released in accordance with the 3.2.2.1, 3.2.2.2 or 3.2.2.3 above, then the Holdback Shares shall be returned to the treasury of JAWS and cancelled.

     3.2.4 Statutory Holdback - The issuance of the JAWS Shares in accordance with the above table will be subject to statutory hold periods equal to one year from the date consideration is received by JAWS for the JAWS Shares.

                                   ARTICLE 4.
                                 REPRESENTATIONS

ARTICLE  4.     REPRESENTATIONSSECTION  4.1     REPRESENTATIONS  OF  THE
VENDORSECTION  4.1     REPRESENTATIONS  OF  THE  VENDOR

Each Vendor hereby separately represents and warrants to and with the Purchaser in respect of its Vendor's Rights that:

     4.1.1 Restrictions - There are no restrictions in either the constating documents or the by-laws of the Corporation, each as amended, nor are there any collateral agreements or rights of first refusal or other pre-emptive rights of purchase, which would arise by reason of the execution of this Agreement, completion of the sale or otherwise and affect the transferability of the Vendor's Rights from the Vendor to the Purchaser.

     4.1.2 Title to the Vendor's Rights - The Vendor has good and marketable title to the Vendor's Rights, free and clear of any mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, pre-emptive rights of purchase (such as rights of first refusal), restrictions, claims or demands of any kind or nature whatsoever.

     4.1.3 Assets of the Corporation - Other than the Corporation's Assets and as disclosed in the Corporation's Financial Statements, the Corporation has no property, assets or undertakings of any nature or kind whatsoever.

     4.1.4 Insurance - During the period from the date of the Corporation's Financial Statements until the Closing Time:

     4.1.4.1 the Corporation's Assets shall be insured by the Corporation against loss or damage under contracts of insurance with reputable insurers which insurance is customary for the Corporation's business; and

     4.1.4.2 all third Party insurable liabilities of the Corporation shall be insured against on an occurrence basis under the contracts of insurance.

     4.1.5 Policies of Insurance - In connection with any and all policies of insurance:

4.1.5.1     neither  the  Vendor  nor  the  Corporation:

     (a) has misrepresented or omitted to disclose to the insurers thereunder or in connection therewith any material fact or is in default with respect to any of the provisions contained in any such insurance policy,

     (b) has failed to give any notice or present any claim under any such policy in due and timely fashion, and no such claim is outstanding and in dispute,

4.1.5.2 the Corporation is the named insured with loss payable to it on those policies owned by it or obtained for their benefit; and

4.1.5.3 there is no outstanding request, notice or order from any insurer for any modification to or remedial action in respect of any of the insured assets or premises included in the Corporation's Assets.

     4.1.6 Capital Structure - The authorized share capital of the Corporation consists of an unlimited number of common shares and an unlimited number of exchangeable shares of which only 2,000 Corporation Common Shares are issued and outstanding as fully paid and non-assessable and no Corporation Exchangeable Shares are issued and outstanding as fully paid and non-assessable. No securities, options, warrants or other rights to purchase shares or other securities of the Corporation have been authorized or agreed to be issued or are outstanding except as contemplated by this Agree-ment.

     4.1.7 Financial Statements of the Corporation - The Corporation's Financial Statements have been prepared in accordance with applicable law and with generally accepted accounting principles consistently applied and present fairly the financial position as at the dates indicated and the results of operation of the Corporation for the period indicated and no material adverse change in such financial position or such results of operations has occurred since the date thereof.

     4.1.8 No Undisclosed Liabilities - The Corporation is not subject to any liability or liabilities, absolute or contingent, which individually or in the aggregate are material, and which are not disclosed, or which are in excess of the amounts disclosed or reserved for in, the balance sheet of the Corporation or which are not otherwise disclosed in this Agreement, other than liabilities of the same nature as those set forth in the Corporation's Financial Statements or disclosed herein and reasonably incurred in the usual and ordinary course of business to the Closing Date, provided that the same do not materially and adversely affect the financial position of the Corporation.

     4.1.9 Material Contracts - To the knowledge of the Vendor after reasonably enquiry, the Corporation is not in default under any material contract, nor is the Vendor aware of any default by any other Party under any material contract, and the Vendor is not aware of any facts or circumstances which would, with the giving of notice or the lapse of time, give rise to a default by the Corporation under a material contract.

     4.1.10     Taxes  -  With  respect  to  its  taxes:

     4.1.10.1     the  Corporation  has,  at  the  prescribed  times:

     (a) filed all tax returns required to be filed by it in all applicable jurisdictions,

     (b) made and remitted all required or desirable deductions or withholdings at source, and

     (c) paid all taxes, levies, assessments, reassessments, penalties, interest and fines due and payable by it;

     4.1.10.2 all such tax returns properly reflect, and do not in any respect understate, the taxable income or the liability for taxes of the Corporation in the relevant tax year or calendar year;

     4.1.10.3 adequate provision has been made in the Corporation's Financial Statements for all taxes, governmental charges, and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges, or assessments, including interest and penalties thereon, payable in respect of the business or assets of the Corporation or otherwise, for all relevant periods;

                               Exhibit A - Page 9
     4.1.10.4 Canadian federal and provincial income tax assessments have been issued to the Corporation covering all past periods up to and including the Corporation's fiscal year ending in July 31, 1999, and such assessments, if any amounts were owing in respect thereof, have been paid;

     4.1.10.5 assessments for all other applicable federal and provincial taxes and levies have been issued and any amounts owing thereunder have been paid;

     4.1.10.6 there are no actions, suits or other proceedings or investigations or claims in progress, pending or threatened against the Corporation in respect of any taxes, governmental charges, or assessments and, in particular, there are no currently outstanding reassessments or written enquiries that have been issued or raised by any governmental authority relating to any such taxes, governmental charges and assessments;

     4.1.10.7 to the knowledge of the Vendor and the Corporation, there is no basis for any adverse reassessment by any taxing authority for any year remaining open for reassessment; and

     4.1.10.8 the Corporation has not waived any statutory period for assessment of any tax.

Without limiting the generality of the foregoing, the Corporation is in absolute compliance with all registration, timely reporting, and remittance obligations in respect of all provincial and federal sales tax legislation and of the goods and services tax.

     4.1.11 No Indebtedness to Corporation - The Vendor is not indebted to the Corporation.

     4.1.12 Accounts Receivable Collectible - All accounts receivable are bona fide, good and collectable without set off or counterclaim and all such accounts receivable shall be paid in a timely fashion subject to a reasonable reserve for bad debts.

     4.1.13 Amounts In Trust - There are no amounts deposited in trust, for the benefit of any third party, with the Corporation as at the date hereof.

     4.1.14 Shareholder's Equity - The total shareholders equity in the Corporation will, on the Closing Date, be exactly as stated in the definition of Vendor's Shares in section 1.1 of this Agreement.

     4.1.15 No Material Adverse Change - There has been no material adverse change in the business, assets, liabilities or financial condition of the Corporation since date of the Corporation's Financial Statements.

     4.1.16 Distributions to Shareholders - Since the date of the Corporation's Financial Statements, the Corporation has not declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares or effected any sub-division, consolidation, reclassification or other modification of its share capital which has not been approved in writing by the Purchaser prior to the Closing Date.

     4.1.17 Withholding Amounts - The Corporation has withheld all amounts required to be withheld, including without limiting the generality of the foregoing, all amounts required to be withheld under the Income Tax Act (Canada), for unemployment insurance and for the Canada Pension Plan and any other amounts required by law to be withheld from any payments made to any of their officers, directors and employees, and has paid the same to the proper taxing authority or receiving offices all in connection with the Corporation's Assets or the business of the Corporation.

     4.1.18 Corporate Records - the corporate records and minute books of the Corporation contain all minutes of the meetings of directors and shareholders of the Corporation are complete, accurate and up-to-date and the stock register of the Corporation is complete and accurate in all material respects.

     4.1.19 Breach of Order - The Corporation is not in, and has not received notice of any, material default under any order, writ, injunction or decree of any court or governmental agency or authority having jurisdiction, nor any agreement or obligation by which the Corporation is bound or to which it is subject and which materially affects or relates to the Corporation.

     4.1.20 No Subsidiaries - The Corporation does not have any interest (either directly or indirectly) in any other entity, nor is it a Party to or bound by any agreement to acquire such an interest.

     4.1.21 Employees - There are no written employment contracts or incentive plans in effect between the Corporation and any employee in respect of which either the Corporation or the Purchaser shall have any obligations subsequent to the Closing Date except in accordance with the Iconix contract that provides for the grant of options by Iconix to Peter Labrinos.

     4.1.22 Guarantee and Indemnity Agreements - The Corporation is not a party as guarantor or indemnitor to any agreements of guarantee or indemnity for debts or obligations of the Vendor or any other person.

     4.1.23 Debt Instruments - On the Closing Date the Corporation will not have any outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness other than trade debts, trade accounts or similar obligations entered into in the ordinary course of the Corporation's business (to a maximum aggregate amount of $1,000.00), and the Corporation is not under any obligation to create or issue any bonds, debentures, mortgages, notes or other indebtedness.

     4.1.24 Incentive Payments - The Corporation has not received any incentives, credits, grants or other governmental assistance pursuant to the Regulations in effect at the relevant time which will have to be repaid by the Corporation, or if accrued in the books and records of the Corporation, will be disallowed.

     4.1.25 Workers' Compensation - All payments due to The Workers' Compensation Board (or similar body in any other jurisdiction) in respect of the Corporation are current.

     4.1.26 Bank Accounts - All information with respect to all deposits of money with any bank, trust company, treasury branch or other entity empowered or authorized to receive and hold deposits of money and includes any and all deposit certificates or receipts or other instrument of like tenor, held for or in the name of the Corporation, have been provided to the Purchaser.

     4.1.27 Execution of Agreement - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of any agreement or instrument to which the Vendor is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Vendor.

     4.1.28 Binding Obligation - This Agreement has been duly executed and delivered by the Vendor and constitutes legal, valid and binding obligations of the Vendor enforceable in accordance with its terms.

     4.1.29 Broker's Fees - The Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Purchaser shall have any obligation or liability.

     4.1.30 Residency - The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

     4.1.31 Defaults under Statutes - The Corporation has not received any notices of any breach of any statutes, regulations, rules, orders and directives, including but not limited to those pertaining to environmental matters, of all governmental agencies, departments and authorities having jurisdiction over the business of the Corporation.

     4.1.32 Operating Records - The books and records of the Corporation disclose all material transactions entered into by the Corporation or on its behalf to the Closing Date.

     4.1.33 Deterrence - Except for information relating to general economic climate and general industry conditions and any changes of law, Vendor has no information or knowledge of any fact relating to the Vendor's Rights, the Corporation's business or the Corporation's ownership and operation of the Corporation's Assets not disclosed to the Purchaser which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transactions herein contemplated.

                               Exhibit A - Page 11
     4.1.34 Title - The Vendor does not warrant title to the Corporation's Assets, provided however, the Vendor does represent and warrant that the Corporation has not done anything whereby any of the Corporation's interest in and to the Corporation's Assets may be cancelled or determined, nor have they encumbered or alienated same and the Corporation's Assets shall be, at the Closing Date, free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under the Vendor or the Corporation except for the Permitted Encumbrances or as expressly set forth in Schedule "A". Except as otherwise provided herein, neither the Vendor nor the Corporation has received notice of any material defect in the Corporation's title to the Corporation's Assets.

     4.1.35 Notices of Default - To the best of the Vendor's knowledge, information and belief the Corporation has received no notices of default relating to the Corporation's Assets or any of them.

     4.1.36 Lawsuits - The Corporation is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in impairment or loss of the Corporation's interest in the Corporation's Assets or any part thereof, and there is no particular circumstance, matter or thing known to the Vendor which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation.

     4.1.37 Financial Commitments - There are no financial commitments which are outstanding or due, or that hereafter may become due in respect of the Corporation or the Corporation's Assets, or operations in respect of the Corporation's Assets and which shall become the responsibility of the Purchaser.

     4.1.38 Pre-emptive Rights - To the best of the Vendor's knowledge, information and belief, all rights of first refusal or other pre-emptive rights applicable to any disposition of the Corporation's Assets have been waived or satisfied in all respects.

     4.1.39 No Other Assets or Obligations - The Corporation has no other assets, obligations or liabilities, other than the Corporation's Assets, and as disclosed in Schedule "A" and Schedule "B" hereto.

SECTION  4.2     REPRESENTATIONS  OF JAWSSECTION 4.2     REPRESENTATIONS OF JAWS

JAWS hereby represents and warrants to and with each Vendor in respect of the purchase of the Vendors' Rights that:

     4.2.1 Organization of Jaws - JAWS is a corporation duly organized and existing under the laws of its jurisdiction of incorporation and the laws of those jurisdictions in which it is required to be registered.

     4.2.2 Corporate Authority - JAWS has all the requisite power and authority to enter into this Agreement, to purchase and pay for and accept title to the Vendor's Rights on the terms described herein and to perform the Purchaser's and Jaws' other obligations under this Agreement.

     4.2.3 Execution of Agreement - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of this Agreement or instrument to which JAWS is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to JAWS or the constating documents or bylaws of JAWS.

     4.2.4 Binding Obligation - This Agreement has been duly executed and delivered by JAWS and constitutes a legal, valid and binding obligation of JAWS enforceable in accordance with its terms.

     4.2.5 Broker's Fees - JAWS has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Vendor shall have any obligation or liability.

     4.2.6 Capital Structure - The authorized share capital of JAWS consists only of:

95,000,000 shares of common stock, par value $.001 per share; 5,000,000 shares of preferred stock, par value $.001 per share; and


As  of  October  20,  1999  there  were  13,202,949  shares  of  common stock issued and outstanding  and  no shares of preferred stock issued or outstanding.  The fully diluted capitalization  of  JAWS  is  as  follows:



                                                        Consideration ($) to
                                                           be received by
                                                        JAWS                   Number
                                                        ---------------------  ---------

SHARES ISSUED AND OUTSTANDING AS OF  NOVEMBER 3,
1999 . . . . . . . . . . . . . . . . . . . . . . . . .             13,485,949
------------------------------------------------------  ---------------------


Shares Issuable upon Conversion of the advanced
amounts of the Thomson Kernaghan debenture.. . . . . .              5,103,251
------------------------------------------------------  ---------------------

TOTAL CURRENT CAPITALIZATION . . . . . . . . . . . . .             18,589,200
------------------------------------------------------  ---------------------

Common Stock Underlying Thomson Kernaghan
Warrants $400,000 @ 0.28
600,000 @ 0.65. . . . . . . . . . . . . . . . . . . .  $             400,000  1,428,572
600,000 . . . . . . . . . . . . . . . . . . . . . . .                923,077
------------------------------------------------------  ---------------------

Common Stock Underlying Bristol Asset Management
Warrants $700,000 @ 0.70 . . . . . . . . . . . . . . .  $             700,000  1,000,000
------------------------------------------------------  ---------------------  ---------

Common Stock Underlying Private Placement Warrants
Private Placement (391,099 @ $1.00 / 391,099 @ $2.00).  $           1,173,297    782,198
Private Placement ( 834,000 @ $2.25) . . . . . . . . .  $           1,876,500    834,000
Private Placement (166,000 @ $2.25). . . . . . . . . .  $             373,500    166,000
------------------------------------------------------  ---------------------  ---------

TOTAL WARRANTS . . . . . . . . . . . . . . . . . . . .  $           5,123,297  5,133,847
------------------------------------------------------  ---------------------  ---------

Common Stock Underlying Stock Options
Common Stock issuable upon director compensation (to .              2,392,600
 July 30, 1999). . . . . . . . . . . . . . . . . . . .                320,755
------------------------------------------------------  ---------------------

TOTAL (FULLY DILUTED). . . . . . . . . . . . . . . . .             26,436,402
------------------------------------------------------  ---------------------



     4.2.7 Jaws's Financial Statements - JAWS Financial Statements have been prepared in accordance with applicable law and with Generally Accepted Accounting Principles consistently applied and present fairly the financial position as at the dates indicated and the results of operation of JAWS for the period indicated and no material adverse change in such financial position or such results of operations has occurred since the date thereof.

4.2.8 No Undisclosed Liabilities - JAWS is not subject to any liability or liabilities, absolute or contingent, which individually or in the aggregate are material, and which are not disclosed, or which are in excess of the amounts disclosed or reserved for in, the balance sheet of JAWS or which are not otherwise disclosed in this Agreement, other than liabilities of the same nature as those set forth in JAWS's Financial Statements or disclosed herein and reasonably incurred in the usual and ordinary course of business to the Closing Date, provided that the same do not materially and adversely affect the financial position of JAWS.

4.2.9 Material Contracts - To the knowledge of JAWS after reasonably enquiry, JAWS is not in default under any material contract, nor is JAWS aware of any default by any other party under any material contract, and JAWS is not aware of any facts or circumstances which would, with the giving of notice or the lapse of time, give rise to a default by JAWS under a material contract.

4.2.10     Taxes  -  With  respect  to  its  taxes:

4.2.10.1          JAWS  has,  at  the  prescribed  times:

(i) filed all tax returns required to be filed by it in all applicable jurisdictions,

(ii) made and remitted all required or desirable deductions or withholdings at source, and

(iii) paid all taxes, levies, assessments, reassessments, penalties, interest and fines due and payable by it.

4.2.10.2 all such tax returns properly reflect, and do not in any respect understate, the taxable income or the liability for taxes of JAWS in the relevant tax year or calendar year;

                               Exhibit A - Page 13
4.2.10.3 adequate provision has been made in JAWS's Financial Statements for all taxes, governmental charges, and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges, or assessments, including interest and penalties thereon, payable in respect of the business or assets of JAWS or otherwise, for all relevant periods;

4.2.10.4 American federal and state income tax statements have been issued to JAWS covering all past periods up to and including JAWS's fiscal year ending in 1998, and such assessments, if any amounts were owing in respect thereof, have been paid;

4.2.10.5 assessments for all other applicable taxes and levies have been issued and any amounts owing thereunder have been paid;

4.2.10.6 there are no actions, suits or other proceedings or investigations or claims in progress, pending or threatened against JAWS in respect of any taxes, governmental charges, or assessments and, in particular, there are no currently outstanding reassessments or written enquiries that have been issued or raised by any governmental authority relating to any such taxes, governmental charges and assessments;

4.2.10.7 to the knowledge of JAWS, there is no basis for any adverse reassessment by any taxing authority for any year remaining open for reassessment; and

4.2.10.8 JAWS have not waived any statutory period for assessment of any tax.

Without limiting the generality of the foregoing, JAWS is in absolute compliance with all registration, timely reporting, and remittance obligations in respect of all tax legislation.

4.2.11 Accounts Receivable Collectible - All accounts receivable are bona fide, good and collectable without set off or counterclaim and all such accounts receivable shall be paid in a timely fashion.

4.2.12 Amounts In Trust - There are no amounts deposited in trust, for the benefit of any third party with JAWS as at the date hereof.

4.2.13 Shareholder's Equity - The total shareholders equity in JAWS will, on the Closing Date, be not less than that disclosed by JAWS's Financial Statements.

4.2.14 No Material Adverse Change - There has been no material adverse change in the business, assets, liabilities or financial condition of JAWS since date of JAWS's Financial Statements.

4.2.15 Distributions to Shareholders - Since the date of JAWS' Financial Statements, JAWS have not declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares or effected any sub-division, consolidation, reclassification or other modification of its share capital which has not been approved in writing by JAWS prior to the Closing Date.

4.2.16 Withholding Amounts - JAWS has withheld all amounts required to be withheld, including without limiting the generality of the foregoing, all amounts required to be withheld under the Income Tax Act (Canada), for unemployment insurance and for the Canada Pension Plan and any other amounts required by law to be withheld from any payments made to any of their officers, directors and employees, and has paid the same to the proper taxing authority or receiving offices all in connection with JAWS' Assets.

4.2.17 Corporate Records - the corporate records and minute books of JAWS contain all minutes of the meetings of directors and shareholders of JAWS are complete, accurate and up-to-date and the stock register of JAWS is complete and accurate in all material respects.

4.2.18 Breach of Order - JAWS is not in, and has not received notice of any, material default under any order, writ, injunction or decree of any court or governmental agency or authority having jurisdiction, nor any agreement or obligation by which JAWS is bound or to which it is subject and which materially affects or relates to JAWS.

4.2.19 No Subsidiaries - JAWS does not have any interest (either directly or indirectly) in any other entity, nor is it a party to or bound by any agreement to acquire such an interest other than as disclosed to the Vendors except for JAWS Technologies Inc. (Alberta) and JAWS Technologies (Ontario) Inc.

4.2.20 Guarantee and Indemnity Agreements - JAWS is not a party as guarantor or indemnitor to any agreements of guarantee or indemnity for debts or obligations.

4.2.21 Debt Instruments - On the Closing Date JAWS will not have any outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness other than trade debts, trade accounts or similar obligations entered into in the ordinary course of JAWS's business (to a maximum aggregate amount of $1,000.00), and JAWS is not under any obligation to create or issue any bonds, debentures, mortgages, notes or other indebtedness other than as disclosed to the Vendors.

4.2.22 Incentive Payments - JAWS has not received any incentives, credits, grants or other governmental assistance pursuant to the Regulations in effect at the relevant time which will have to be repaid by JAWS, or if accrued in the books and records of JAWS, will be disallowed.

4.2.23 Workers' Compensation - All payments due to The Workers' Compensation Board (or similar body in any other jurisdiction) in respect of JAWS are current.

4.2.24 Bank Accounts - All information with respect to the any and all deposits of money with any bank, trust company, treasury branch or other entity empowered or authorized to receive and hold deposits of money and includes any and all deposit certificates or receipts or other instrument of like tenor, held for or in the name of JAWS, have been provided to JAWS.

4.2.25 Defaults under Statutes - JAWS has not received any notices of any breach of any statutes, regulations, rules, or orders.

4.2.26 Operating Records - The books and records of JAWS disclose all material transactions entered into by JAWS or on its behalf to the Closing Date.

                               Exhibit A - Page 15
4.2.27 Deterrence - Except for information relating to general economic climate and general industry conditions and any changes of law, JAWS has no information or knowledge of any fact relating to JAWS's business or JAWS's ownership and operation of JAWS's Assets not disclosed to the Vendors which, if known to the Vendors, might reasonably be expected to deter the Vendors from completing the transactions herein contemplated.

4.2.28     Title  -  JAWS  and  Jaws  does  not  warrant  title to JAWS' Assets.

4.2.29 Lawsuits - JAWS is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in impairment or loss of JAWS's interest in JAWS' Assets or any part thereof, and there is no particular circumstance, matter or thing known to JAWS which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation.

4.2.30 Financial Commitments - There are no financial commitments which are outstanding or due, or that hereafter may become due in respect of JAWS or JAWS's Assets, or operations in respect of JAWS's Assets and which shall become the responsibility of JAWS that have not been disclosed by JAWS.

4.2.31 No Other Assets or Obligations - JAWS has no other assets, obligations or liabilities, other than JAWS's Assets, and as disclosed in Schedule "C" hereto.

                                   ARTICLE 5.
                               VENDOR'S COVENANTS

     ARTICLE 5.     VENDOR'S COVENANTSSECTION 5.1     COVENANTS OF THE VENDOR5.1
COVENANTS  OF  THE  VENDOR

Each  Vendor  hereby  separately covenants to and with the Purchaser as follows.

5.1.1 Tax Returns and Other Records - The Vendor shall cause the Corporation to deliver to the Purchaser any information, books, accounts, records, tax returns or other data and information relating to the Corporation on or as soon after the Closing Date as reasonably possible.

5.1.2 Filing Tax Information - The Vendor shall cause the Corporation to complete and file on a timely basis all returns, forms and elections required to be filed by the Corporation in respect of its taxation year ending immediately before the Closing Date and shall cause the Corporation to pay any tax, interest or penalties payable in respect thereof and the expenses of the preparation and filing of same.

5.1.3 Securities Law Compliance Regarding Purchaser's Securities Received - The Vendor acknowledges that the Purchaser's securities acquired hereunder may be subject to resale restrictions under applicable securities legislation and policies and hereby agrees that the Vendor will comply with all relevant securities legislation and policies concerning any resale of such securities and will consult with the Vendor's own legal advisors with respect to complying with all applicable restrictions applying to any such resale.

5.1.4 Compliance for this Trade - If required by applicable securities legislation, policy or order of any securities commission, stock exchange or other regulatory authority, subject always to the conditions precedent contained in section 10.2 hereof, the Vendor will execute, deliver, file and otherwise assist the Purchaser in filing, such reports, undertakings and other documents with respect to this transaction.

5.1.5 Compliance with Future Stock Exchange Requirements - Subject always to the conditions precedent contained in section 10.2 hereof, the Vendor agrees that if the Vendor is required by any stock exchange or securities commission to give any undertakings, to file any personal information or to escrow all or any of the JAWS' Common Shares received hereunder in order for the Purchaser or any successor corporation to meet the requirements of such stock exchange or securities commission in connection with any offering or listing of shares of the Purchaser or successor corporation, the Vendor will give all such undertakings, file such personal information and/or enter into such escrow as shall be required for such purpose.

                                   ARTICLE 6.
                             NO MERGER AND SURVIVAL

     ARTICLE  6.     NO MERGER AND SURVIVALSECTION 6.1     NON-MERGERSECTION 6.1
NON-MERGER

The covenants, representations and warranties set forth in Articles 4. and 5. shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Vendor's Rights from the Vendor to the Purchaser and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

SECTION  6.2     SURVIVALSECTION  6.2     SURVIVAL

The covenants, representations and warranties set forth in Articles 4. and 5. shall survive the closing of the purchase and sale of the Vendor's Rights and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or the Purchaser, shall continue in full force and effect for the benefit of the other Party, provided, however, that:

6.2.1 the covenants, representations and warranties of the Vendor and JAWS, except those relating to the tax liability of the Corporation and JAWS, as the case may be, shall terminate at the expiry of one year following the Closing Date;

6.2.2 those covenants, representations and warranties of the Vendor and JAWS relating to the tax liability of the Corporation and JAWS, as the case may be, shall, unless resulting from any misrepresentations made or fraud committed in filing a return or supplying information for the purposes of any Regulations or any other legislation imposing tax on the Corporation and JAWS, as the case may be, terminate at the expiry of the last of the limitation periods contained in the applicable Regulations or any other legislation imposing tax on the Corporation subsequent to the expiry of which an assessment, reassessment, or other form of recognized document assessing liability for any year ended or deemed to have ended prior to the Closing Date cannot be issued to the Corporation and JAWS, as the case may be; and

6.2.3 there shall be no limit on the covenants, representations and warranties of the Vendor and JAWS relating to tax liability of the Corporation and JAWS, as the case may be based upon any misrepresentations made or fraud committed in filing a return or in supplying information for the purposes of any Regulations or other legislation imposing tax on the Corporation and JAWS.

                                   ARTICLE 7.
                                    INDEMNITY

     ARTICLE  7.     INDEMNITYSECTION 7.1     INDEMNITYSECTION 7.1     INDEMNITY

The Vendors shall jointly and severally indemnify and save the Purchaser and the Corporation, or both, harmless from and against any loss whatsoever arising out of, under or pursuant to:

7.1.1 all claims, liabilities, contracts, undertakings and arrangements of the Corporation, including, without limiting the generality of the foregoing, any liabilities for federal, provincial, sales, excise, income, corporate and any other taxes of the Corporation, existing at the Closing Date and not disclosed in, provided for or included in the Corporation's Financial Statements save and except those liabilities;

     7.1.1.1     disclosed  in  this  Agreement  or  any  Schedule  hereto,  or

     7.1.1.2 accruing or incurred in the ordinary course of business subsequent to the date of the Corporation's Financial Statements and up to the Closing Date; and

     7.1.1.3 any and all reassessments for income tax, sales tax, excise tax and any interest or penalty for any period ending on or before the Closing Date for which no adequate reserve has been provided in the Corporation's Financial Statements in respect of any matter arising prior to the Closing Date.


                                   ARTICLE 8.
                               PRE-CLOSING MATTERS

     ARTICLE  8.     PRE-CLOSING  MATTERSSECTION  8.1     COVENANTS  OF  THE
VENDORS8.1     COVENANTS  OF  THE  VENDORS

During  the  period  from  the  date  hereof  to  the  Closing  Time:

8.1.1 each Vendor shall use its best efforts to cause all of the conditions for the benefit of the Purchaser to be fulfilled at or before the Closing Time;

                               Exhibit A - Page 19
8.1.2 no Vendor shall submit or entertain any offers from any other Person in respect of and shall not enter into discussions with any other Person relating to a proposed disposition by the Vendors of any interest in the Corporation or a disposition by the Corporation of the Corporation's Assets or any part thereof; and

8.1.3 no Vendor shall permit, cause or acquiesce in the issuance of any securities by the Corporation to any Person, except pursuant to the exercise of existing rights described in section 5.1.6 hereof or as agreed to by the parties.

SECTION  8.2     COVENANTS  OF  JAWS8.2     COVENANTS  OF  JAWS

During  the  period  from  the  date  hereof  to  the  Closing  Time:

8.2.1 JAWS shall use their best efforts to cause all of the conditions for the benefit of the Vendors to be fulfilled at or before the Closing Time;

8.2.2 the Purchaser shall not submit or entertain any offers from any other Person in respect of and shall not enter into discussions with any other Person relating to a proposed disposition by the Purchaser of any interest in the Purchaser or a disposition by the Purchaser of the Purchaser's Assets or any part thereof; and

8.2.3 the Purchaser shall not permit, cause or acquiesce in the issuance of any securities by the Purchaser to any Person, except pursuant to the exercise of existing rights or as disclosed

SECTION  8.3     EXAMINATION  AND  INVESTIGATION BY PURCHASER8.3     EXAMINATION
AND  INVESTIGATION  BY  PURCHASER

The Vendors shall permit or cause the Corporation to permit employees, advisors and representatives of the Purchaser full and complete access to all facilities and premises and all current and historical records and information of every nature and kind within the Vendors' or the Corporation's possession or control which relate to the acquisition, exploration, development, construction, operation, maintenance, or ownership of any of the Corporation's Assets or the conduct of its business or with respect to the incorporation, organization, operations, or financial position of the Corporation or the acquisition or ownership of the shares of the Corporation for the purposes of reviewing same and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. Each Vendor shall use their best efforts to make available, or cause the Corporation to make available, to the Purchaser any pertinent information that is possessed by another Person or which is relevant to acquisition, exploration, development, construction, operation, maintenance, and ownership of the Corporation's Assets or the conduct of its business. The Purchaser and its employees, advisors, and representatives shall be entitled to make copies of such information as they reasonably consider necessary. the Vendors shall not require the return or destruction of any information prior to the Closing Time.

SECTION  8.4     EXAMINATION AND INVESTIGATION BY VENDORS8.4     EXAMINATION AND
INVESTIGATION  BY  VENDORS

JAWS shall permit employees and advisors and representatives of the Vendors full and complete access to all facilities and premises and all current and historical records and information of every nature and kind within the Purchaser's or JAWS' possession or control which relate to the acquisition or ownership of any of the Purchaser's Assets or JAWS Shares or the conduct of their business or with respect to the incorporation, organization, operations, or financial position of the Purchaser or JAWS or the acquisition or ownership of JAWS Shares for the purposes of reviewing same and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. JAWS shall use their best efforts to make available to the Vendors any pertinent information that is possessed by another Person or which is relevant to acquisition and ownership of the Purchaser's Assets or JAWS Shares or the conduct of their business. The Vendors and their employees, advisors, and representatives shall be entitled to make copies of such information as they reasonably consider necessary. JAWS shall not require the return or destruction of any information prior to the Closing Time.

SECTION  8.5     CORPORATION'S  FINANCIAL  STATEMENTS8.5     CORPORATION'S
FINANCIAL  STATEMENTS

To the extent not previously delivered, the Vendors shall cause the Corporation as soon as practical, to deliver the Corporation's Financial Statements to the Purchaser.

SECTION  8.6     JAWS'  FINANCIAL  STATEMENTS8.6     JAWS'  FINANCIAL STATEMENTS

To the extent not previously delivered, the Purchaser shall deliver JAWS Financial Statements to the Vendor.

                                   ARTICLE 9.
                      NON-DISCLOSURE AND USE OF INFORMATION

     ARTICLE  9.     NON-DISCLOSURE AND USE OF INFORMATIONSECTION 9.1     USE OF
CORPORATION'S  INFORMATIONSECTION  9.1     USE  OF  CORPORATION'S  INFORMATION

Notwithstanding the obligations of the Vendors to provide information to the Purchaser pursuant to Article 8 hereof:

9.1.1 the Vendors and the Corporation shall not be under any obligation to give such access or furnish such information if to do so would cause the Corporation to be in violation of any confidentiality agreement with any Person, if such Person has refused to permit the release of such information to the Purchaser following exercise by the Corporation of its best efforts to obtain consent to such release when the exercise of such best efforts was requested by the Purchaser;

9.1.2 any information provided to the Purchaser or any employee, advisor and representative of the Purchaser hereunder which is not publicly disclosed, is confidential or is proprietary in nature ("the Corporation's Information") shall be kept confidential and shall not, without the prior written consent of the Corporation, be disclosed by a recipient in any manner whatsoever, in whole or in part, and shall not be used by the Purchaser or any such employee, advisor or representative (other than in connection with this transaction) or following the termination of this Agreement in the acquisition of any securities of the Corporation or any of the Corporation's Assets in another transaction for a period of one year following the termination of this Agreement. The Corporation's Information shall be revealed only to employees, advisors and representatives who need to know it for the purpose of implementing the transaction who will be informed of the confidential nature of the Corporation's Information and agree to act in accordance herewith;

9.1.3 the term the Corporation's Information shall not include information which:

9.1.3.1 is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or any other recipient of the Corporation's Information hereunder, or

9.1.3.2 is or becomes available to the Purchaser or any other recipient of the Corporation's Information hereunder on a non-confidential basis from a source other than the Corporation which is not prohibited from disclosing such Corporation's Information to the Purchaser by a legal, contractual or fiduciary obligation to the Corporation; and

9.1.4 in the event that the Purchaser or any other recipient of the Corporation's Information hereunder becomes legally obliged to disclose any of the Corporation's Information, the Purchaser shall provide the Corporation with prompt notice of such obligation (and in any event not less than 24 hours prior to the time that such the Corporation's Information is required to be disclosed) so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with this Subsection. In the event that such protective order or other remedy is not obtained, or that the Corporation waives compliance with this Subsection, the Purchaser or any other recipient of the Corporation's Information hereunder shall furnish only that portion of the Corporation's
Information which is legally required to be disclosed and exercise their best efforts to obtain reliable assurance that confidential treatment will be accorded the Corporation's Information.

SECTION 9.2     USE OF PURCHASER'S INFORMATIONSECTION 9.2     USE OF PURCHASER'S
INFORMATION

Notwithstanding the obligations of JAWS to provide information to the Vendors pursuant to Article 8 hereof:

9.2.1 JAWS shall not be under any obligation to give such access or furnish such information if to do so would cause JAWS to be in violation of any confidentiality agreement with any Person, if such Person has refused to permit the release of such information to the Purchaser following exercise by the Purchaser of its best efforts to obtain consent to such release when the exercise of such best efforts was requested by the Purchaser;

9.2.2 any information provided to the Vendors or the Corporation or any employee, advisor and representative of the Vendors or the Corporation hereunder which is not publicly disclosed, is confidential or is proprietary in nature ("the Purchaser's Information") shall be kept confidential and shall not, without the prior written consent of the Purchaser, be disclosed by a recipient in any manner whatsoever, in whole or in part, and shall not be used by the Vendors or the Corporation or any such employee, advisor or representative (other than in connection with this transaction) or following the termination of this Agreement in the acquisition of any securities of the Purchaser or any of the Purchaser's Assets in another transaction for a period of one year following the termination of this Agreement. The Purchaser's Information shall be revealed only to employees, advisors and representatives who need to know it for the purpose of implementing the transaction who will be informed of the confidential nature of the Purchaser's Information and agree to act in accordance herewith;

                               Exhibit A - Page 19
9.2.3 the term the Purchaser's Information shall not include information which:

9.2.3.1 is or becomes generally available to the public other than as a result of a disclosure by the Vendors or the Corporation or any other recipient of the Purchaser's Information hereunder, or

9.2.3.2 is or becomes available to the Vendors or the Corporation or any other recipient of the Purchaser's Information hereunder on a non-confidential basis from a source other than the Purchaser which is not prohibited from disclosing such Purchaser's Information to the Vendors or the Corporation by a legal, contractual or fiduciary obligation to the Purchaser; and

9.2.4 in the event that the Vendors or the Corporation or any other recipient of the Purchaser's Information hereunder becomes legally obliged to disclose any of the Purchaser's Information, the Vendors or the Corporation shall provide the Purchaser with prompt notice of such obligation (and in any event not less than 24 hours prior to the time that such the Purchaser's Information is required to be disclosed) so that the Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with this Subsection. In the event that such protective order or other remedy is not obtained, or that the Purchaser waives compliance with this Subsection, the Vendors, the Corporation or any other recipient of the Purchaser's Information hereunder shall furnish only that portion of the Purchaser's Information which is legally required to be disclosed and exercise their best efforts to obtain reliable assurance that confidential treatment will be accorded the Purchaser's Information.

SECTION  9.3     PRESS  RELEASESSECTION  9.3     PRESS  RELEASES

All press releases or other similar public written communications of any sort by the JAWS, the Vendors or the Corporation relating to this transaction and this Agreement and the method of release for publication thereof, will be subject to the approval of the Purchaser and the Vendors. The Purchaser and the Vendors will deal expeditiously with a request for approval of such a written communication. The Vendors and the Purchaser will cooperate in relation to other public communications with respect to their respective businesses or this transaction with a view to achieving consistency in the content of such communication and ensuring that such communications are consistent with this Agreement.

                                   ARTICLE 10.
          CONDITIONS PRECEDENT TO THE PERFORMANCE UNDER THIS AGREEMENT

     ARTICLE  10.     CONDITIONS  PRECEDENT  TO  THE  PERFORMANCE  UNDER  THIS
AGREEMENTSECTION  10.1     PURCHASER'S CONDITIONS10.1     PURCHASER'S CONDITIONS

The obligation of the Purchaser to complete the purchase of the Vendor's Rights shall be subject to the satisfaction of, or com-pliance with, at or before the Closing Time, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be unilaterally waived by the Purchaser in whole or in part):

     10.1.1 Truth and Accuracy of Representations - All of the representations and warranties of the Vendors set forth in this Agreement shall be true and correct as at the Closing Time with the same force and effect as though made at the Closing Time except to the extent affected by the transactions contemplated by this Agreement.

10.1.2 Satisfactory Due Diligence - All requests for information about the Vendors and the Corporation shall have been responded to by the Vendors and the Corporation to the satisfaction of the Purchaser in its sole discretion and the Purchaser shall have received all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement.

10.1.3 Revenue - The Purchasers auditors shall have completed and provided audited statements to the Purchaser in order to accurately calculate the Purchase Price.

10.1.4 Compliance with Agreement - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Vendors at or before the Closing Time shall have been complied with or performed.

     10.1.5 Receipt of Closing Documentation - The Purchaser shall have received all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement.

     10.1.6 Approvals - All approvals relating to the consummation of the transactions hereby contemplated shall have been obtained from the relevant regulatory bodies;

     10.1.7 Discharges - All liens, charges, encumbrances, security interests and other claims, whatsoever, registered or made by any Person on or against the Vendor's Rights shall have been discharged or provision therefor, satisfactory to the Purchaser shall have been made at or before the Closing Time.

     10.1.8 Legal Formalities - All actions and proceedings and all instruments and documents required to implement this Agreement or any other agreements incidental thereto, and all other legal matters relating to the purchase of the Vendor's Rights by the Purchaser shall have been approved as to form and legality by counsel for the Purchaser.

     10.1.9 Condition of Corporation's Financial Statements - The Purchaser shall have received the Corporation's Financial Statements in accordance with Section 8.5 and shall be satisfied with the financial condition of the Corporation based on the contents of the Corporation's Financial Statements.

     10.1.10 No Restrictions - No action or proceeding, judicial (at law or in equity) or extra-judicial, shall be pending or threatened by any Person to enjoin, restrict or prohibit:

          10.1.10.1 the purchase and sale of the Vendor's Rights contemplated hereby or the subsequent use, benefit and enjoyment thereof; or

10.1.10.2 the right of the Corporation or the Purchaser from and after the Closing Time to conduct, expand and develop the business of the Corporation.

                               Exhibit A - Page 23
     10.1.11 Opinion of Counsel to Vendors - The Vendors shall have delivered to the Purchaser and Purchaser's counsel a favourable opinion of counsel to the Vendors as to:

10.1.11.1 the legal status, power and authority of the Vendors to execute and perform the terms of this Agreement and any other agreement, document or instrument required to be delivered by the Vendors hereunder;

10.1.11.2 the valid, binding and enforceable nature of all such agreements, documents and instruments;

10.1.11.3 any other matters which, in the opinion of counsel for the Purchaser, are material in connection with the transactions herein contemplated; and

Provided that counsel for the Vendors, in rendering the opinions required in this Section, may rely as to any factual matters on a certificate or certificates provided to them by the Vendors, which certificate or certificates shall be attached to such opinions and as to the laws of any jurisdiction other than the Province of Alberta, may rely on opinions addressed to them from other counsel satisfactory to counsel for the Vendors, and which opinions from other counsel shall also be addressed to the Purchaser and to counsel for the Purchaser.

     10.1.12 No Change of Laws - After the date hereof and prior to the Closing Time, there shall have been no change in the laws in force in any jurisdiction in which any of the Corporation's business is carried on, or any of the Corporation's Assets are located including, without limitation, amendment to or repeal of existing statutes, regulations, rules or policies and enactment or implementation of new statutes, regulations, rules or policies, nor the occurrence of any general or specific event which, in the opinion of the Purchaser, could materially adversely affect the Corporation's Assets, the conduct of its business, or the transactions contemplated herein or the ability of the Corporation to conduct, expand or develop its business or to own or operate the Corporation's Assets after the Closing Time, and no such change shall have been proposed.

     10.1.13 Concurrent Closings - All of the conditions precedent to the obligations of the Purchaser to complete the transactions herein contemplated or contemplated in the other agreements contemplated or required hereby and Schedules hereto shall have been fulfilled or satisfactorily performed in accordance therewith including, without limitation, the delivery of all documents required to be delivered thereunder.

     10.1.14 No Change in Operations - Except as agreed to in writing by the Purchaser, the Corporation shall not and the Vendors shall take such steps as may be necessary to cause the Corporation not to:

     10.1.14.1 acquire or agree to acquire any assets or acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof;

     10.1.14.2 and will not agree to sell, lease or otherwise dispose of or grant any option with respect to any of its assets;

     10.1.14.3 guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue any debt securities; or

     10.1.14.4 grant any director, any officer or any employee who has a policy making function or who manages a principal business unit, any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into any employment agreement with any such director, officer or employee, or hire or promote any Person.

     10.1.15 No Damage - No destruction, material damage, appropriation, expropriation or seizure of any of the Corporation's Assets or Vendor's Rights or of all the Corporation's Assets shall have occurred.

     10.1.16 Statutory Restrictions - There shall be no impediment, prohibition or restriction existing and no offence would occur or result at the Closing Time under any applicable statute or regulation to which the transactions contemplated hereby would be subject, by the Closing of the transactions contemplated hereby.

SECTION  10.2     VENDORS'  CONDITIONSSECTION  10.2     VENDORS'  CONDITIONS

The obligation of each Vendor to complete the sale of the Vendor's Rights shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of each Vendor and may be unilaterally waived by each Vendor in whole or in part):

10.2.1 Truth and Accuracy of Representations - All of the representations and warranties of JAWS set forth in this Agreement shall be true and correct as at the Closing Time with the same force and effect as though made at the Closing Time.

10.2.2 Performance of Obligations - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Purchaserat or before the Closing Time shall have been complied with or performed.

10.2.3 Employment Agreements - The Purchaser shall have delivered to each of the Vendors, a satisfactory employment agreement and/or consulting services agreement.

10.2.4 Taxation Provisions - The Vendors shall have received tax advice, satisfactory to the Vendors and the Vendors counsel, providing a mechanism whereby capital gains related to this transaction can be deferred until such time as JAWS shares are tradable.

10.2.5 Opinion of Purchaser's Counsel - The Purchaser shall have delivered to the Vendors and to counsel for the Vendors a favourable opinion of the Purchaser's counsel and JAWS counsel as to:

     10.2.5.1 the legal status, power and authority of JAWS to execute and perform the terms of this Agreement and any other agreement, document or instrument required to be delivered by JAWS hereunder;

     10.2.5.2 the valid, binding and enforceable nature of all such agreements, documents and instruments; and

     10.2.5.3 as to any other matters which, in the opinion of counsel for the Vendors, are material in connection with the transactions contemplated hereby.

Provided that counsel for JAWS, in rendering the opinion required in this Section, may rely as to any factual matters on the certificate or certificates provided to them by the president, any vice-president or the secretary of the Purchaser, as the case may be, which certificate or certificates shall be attached to such opinion, and as to the laws of any jurisdiction other than the Province of Alberta, may rely on opinions addressed to them from other counsel satisfactory to counsel for the Purchaser or JAWS, as the case may be, and which opinions from other counsel shall also be addressed to the Vendors and to counsel for the Vendors.

SECTION  10.3     RIGHTS  OF  JAWS10.3     RIGHTS  OF  JAWS

If  any  of  the  conditions  for  the exclusive benefit of JAWS as set forth in
Section 10.1 shall not have been fulfilled at or prior to the Closing Time, JAWS shall be entitled, by notice to the Vendors prior to the time of completion of the Closing:

     10.3.1 to terminate their obligations hereunder and this Agreement effective as of the time of such notice; or

     10.3.2          to  proceed with the Closing as contemplated by Article 11.

If no such notice is given prior to the completion of the Closing, JAWS shall be deemed to have elected to proceed with the Closing as contemplated by Article 11.

SECTION  10.4     RIGHTS  OF  THE  VENDORS10.4     RIGHTS  OF  THE  VENDORS

If  any  of the conditions for the exclusive benefit of the Vendors set forth in
Section 10.2 shall not have been fulfilled at or prior to the Closing Time, the Vendors shall be entitled, by notice to the Purchaser and JAWS prior to the time of completion of the Closing:

     10.4.1 to terminate their obligations hereunder and this Agreement effective as of the time of such notice; or

     10.4.2          to  proceed with the Closing as contemplated by Article 11.

If no such notice is given prior to the completion of the Closing, the Vendors shall be deemed to have elected to proceed with the Closing as contemplated by
Article  11.

                               Exhibit A - Page 23
SECTION  10.5     RIGHTS  OF  TERMINATION10.5     RIGHTS  OF  TERMINATION

If  this  Agreement  has  been  terminated pursuant to Section 10.3.1 or Section
10.4.1 hereof, all Parties to this Agreement shall be released from all their obligations under this Agreement, save and except with respect to pay a break up fee as set out in Section 2.2 of this Agreement.

     ARTICLE  11.
     CLOSING

     ARTICLE  11.     CLOSINGSECTION  11.1     PLACE  OF  CLOSING  AND  CLOSING
TIME11.1     PLACE  OF  CLOSING  AND  CLOSING  TIME

The Closing shall take place at the Closing Time at the offices of Beard Winter LLP, Barristers & Solicitors, or at such other place as may be agreed upon by the Vendors and the Purchaser; Provided However, if the Parties are diligently pursuing completion of the conditions precedent to Closing, the Parties hereby agree that the Time for Closing shall be extended for such reasonable period as shall be necessary to complete such matters.

SECTION  11.2     DELIVERIES  BY  VENDORS11.2     DELIVERIES  BY  VENDORS

At  the  Closing  Time  and  at  the  place  of  the Closing, each Vendor shall:

     11.2.1 deliver to the Purchaser certificates or other instruments representing or evidencing the Vendor's Rights duly endorsed for transfer or assignment to the Purchaser;

     11.2.2 deliver to the Purchaser a certified copy of a resolution of the directors of the Corporation consenting to the transfer of the Vendor's Rights and authorizing the registration of such transfer on the appropriate registers of the Corporation;

     11.2.3 deliver to the Purchaser one or more certificates or other instruments representing or evidencing the Vendor's Rights, registered in the name of the Purchaser duly signed by the proper officers of the Corporation and evidence satisfactory to the Purchaser that it is registered as the holder thereof on the appropriate registers of the Corporation;

     11.2.4 deliver to the Purchaser at the Closing Time the resignations of all of the directors and officers of the Corporation effective immediately upon the delivery thereof, together with a complete release and discharge by such directors and officers of any and all claims against the Corporation which may have arisen prior to the Closing Time;

     11.2.5 deliver to the Purchaser a certificate signed by each Vendor to the effect that the representations and warranties of the Vendor herein contained are true and correct as at the Closing Time;

     11.2.6 deliver to the Purchaser a letter from the Corporation's auditors acknowledging that the Purchaser is relying upon such auditors' opinion with respect to the audited Corporation's Financial Statements in connection with the Purchaser's purchase of the Vendor's Rights;

     11.2.7          the  opinion  of  counsel  to  the  Vendors  referred to in
Section  10.1.11;

     11.2.8 deliver to the Purchaser such other documents as the Purchaser may reasonably request.

SECTION  11.3     DELIVERIES  OF  JAWS  AT CLOSING11.3     DELIVERIES OF JAWS AT
CLOSING

At  the  Closing  Time  and  at the Place of Closing, JAWS shall deliver to each
Vendor:

     11.3.1 deliver to each Vendor one or more certificates or other instruments representing or evidencing the Purchase Consideration herein payable to each Vendor, in accordance with Section 3.1 hereof and subject to the provisions in 3.2;

     11.3.2 certified resolutions of JAWS authorizing the transactions contemplated hereby;

     11.3.3 the opinion of counsel to the Purchaser and the opinion of counsel to JAWS referred to in Section 10.2.5;

     11.3.4 a certificate signed by an officer of JAWS to the effect that the representations and warranties of JAWS, herein contained are true and correct as at the Closing Time;

     11.3.5 deliver to the Vendors a letter from JAWS auditors acknowledging that the Vendors are relying upon such auditors' opinion with respect to the audited JAWS Financial Statements in connection with the Vendor's sale of its Vendor's Rights; and

     11.3.6          such  other  documents  as  Vendors may reasonably request.

SECTION  11.4     CLOSING  ESCROW11.4     CLOSING  ESCROW

All payments or documents delivered by any Person at the Closing Time shall be deemed not to have been delivered until each of the Vendors and JAWS has declared that it is satisfied with the form and substance of the payments or documents to be delivered to such Person and all conditions to the delivery or release of any payments or documents to be delivered at the Closing Time by Parties other than the Vendors or the Purchaser shall have been satisfied.

                                   ARTICLE 12.
                                  MISCELLANEOUS

     ARTICLE  12.     MISCELLANEOUSSECTION  12.1     GOVERNING  LAW  AND
ATTORNMENTSECTION  12.1     GOVERNING  LAW  AND  ATTORNMENT

This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect within the Province of Ontario. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Ontario and all courts of appeal therefrom.

                               Exhibit A - Page 25
SECTION  12.2     TIME  OF  THE  ESSENCESECTION  12.2     TIME  OF  THE  ESSENCE

Time  shall  in  all  respects  be  of  the  essence  of  this  Agreement.

SECTION  12.3     NOTICESSECTION  12.3     NOTICES

The  address  for  notices  of  each  of  the  Parties  shall  be  as  follows:

JAWS  TECHNOLOGIES,  INC.

1013  17th  Avenue  S.W.,
Calgary,  Alberta  T2T  OA7
Attention:  Robert  Kubbernus

Facsimile  No.:          (403)  508-5058
Telephone  No.:          (403)  508-5055


PETER  LABRINOS,  JAMES  WANG,  AIDEN  O'BRIEN,  JOSEPH  IUSO,
JOSEPH  T.  LEE  AND  MAM  LING  WANG
 C/O  PACE  SYSTEMS  GROUP  INC.
Suite  307
1  Concord  Gate
Don  Mills,  Ontario,  M3C  3N9
Attention:  Peter  Labrinos

Facsimile  No.:          (416)  444-4442
Telephone  No.:          (416)  444-9273

Each of the Parties may from time to time change their address for service herein by giving written notice to the other Party. Any notice, required or contemplated hereunder, may be served by personal service upon an officer or director of a Party or by telecopy, facsimile transmission or mailing the same, except during periods of actual or anticipated postal disruptions, by prepaid registered post in a properly addressed envelope addressed to the Party at its address for service hereunder, as the same may be amended from time to time in accordance herewith. Any notice given by service upon an officer or director of a Party shall be deemed to be given on the date of such service. Any notice given by mail shall be deemed to be given to and received by the addressee on the fifth Business Day after the mailing thereof. Any notice given by telecopy or facsimile transmission shall be deemed to be given to and received by the addressee on the next Business Day after the sending thereof.

SECTION  12.4     PRIOR  AGREEMENTSSECTION  12.4     PRIOR  AGREEMENTS

This Agreement shall supersede and replace any and all prior agreements between the Parties relating to the sale and purchase of the Vendor's Rights and may be amended only by written instrument signed by all Parties.

SECTION  12.5     FURTHER  ASSURANCESSECTION  12.5     FURTHER  ASSURANCES

Each Party hereto shall, from time to time, and at all times hereafter at the request of any other Party hereto, but without further consideration, do all such further acts and execute and deliver all such further instruments, notices, releases and documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

This  instrument  states  the  entire  agreement  between  the  Parties.

SECTION  12.6     ENUREMENTSECTION  12.6     ENUREMENT

This Agreement shall be binding upon and shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.



JAWS  TECHNOLOGIES,  INC.




Per:___________________________  Per: _____________________________
Riaz Mamdani, . . . . . . . . .  CFO                                 Vikki, Robinson, Corporate Secretary
Authorized Signing Officer


_______________________________  __________________________________
Peter Labrinos. . . . . . . . .  Witness


_______________________________  __________________________________
Vasiliki Labrinos . . . . . . .  Witness


_______________________________  __________________________________
Panagiotis Labrinos . . . . . .  Witness


_______________________________  __________________________________
James Wang. . . . . . . . . . .  Witness


_______________________________  __________________________________
Cindy Wang. . . . . . . . . . .  Witness



_______________________________  __________________________________
Aidan O'brien . . . . . . . . .  Witness


_______________________________  __________________________________
Joseph Iuso . . . . . . . . . .  Witness


_______________________________  __________________________________
Joseph T. Lee . . . . . . . . .  Witness


_______________________________  __________________________________
Mam Ling Wang . . . . . . . . .  Witness

                               Exhibit A - Page 27
SCHEDULE "A" TO THAT SHARE PURCHASE AGREEMENT DATED THE 3RD, DAY OF NOVEMBER, 1999, AMONG THE SHAREHOLDERS OF PACE SYSTEMS GROUP AND JAWS TECHNOLOGIES, INC. AS PURCHASER



     CORPORATION'S  ASSETS

See  Audited  Financials  dated  July  31,  1999.

                               Exhibit A - Page 1
SCHEDULE "B" TO THAT SHARE PURCHASE AGREEMENT DATED THE 3RD, DAY OF NOVEMBER, 1999, AMONG THE SHAREHOLDERS OF PACE SYSTEMS GROUP AND JAWS TECHNOLOGIES, INC. AS PURCHASER



     CORPORATION'S  FINANCIAL  STATEMENTS

                               Exhibit A - Page 29
SCHEDULE "C" TO THAT SHARE PURCHASE AGREEMENT DATED THE 3RD, DAY OF NOVEMBER, 1999, AMONG THE SHAREHOLDERS OF PACE SYSTEMS GROUP AND JAWS TECHNOLOGIES, INC. AS PURCHASER


     JAWS  Assets

See Audited Financials dated December 31, 1998 and Quarterly Financials dated March 30, 1999, and June 30, 1999.

------
SCHEDULE "D" TO THAT SHARE PURCHASE AGREEMENT DATED THE 3RD, DAY OF NOVEMBER, 1999, AMONG THE SHAREHOLDERS OF PACE SYSTEMS GROUP AND JAWS TECHNOLOGIES, INC. AS PURCHASER


     JAWS  Financial  Statements

                                       -  -
form  8-k(4).doc
                               Exhibit B - Page 4
                                    EXHIBIT B

                               AMENDING AGREEMENT

     THIS AMENDING AGREEMENT dated the 3rd day of November, 1999 to be effective as of the 15th day of October, 1999.

AMONG:

JAWS TECHNOLOGIES, INC., a corporation incorporated pursuant to the laws of the State of Nevada (the "Purchaser")

                                     - and -


THOSE PARTIES HERETO WHO ARE DEFINED AS AND WHO EXECUTE THIS AGREEMENT AS VENDORS (herein collectively called the "Vendors" and individually a "Vendor")

                                     - and -

PACE SYSTEMS GROUP, INC., a corporation incorporated under the laws of the Province of Ontario ("Pace")


     WHEREAS the parties are party to that share purchase agreement made the 3rd day of November, 1999 to be effective the 15th day of October, 1999 between Jaws Technologies, Inc. and the shareholders of Pace Systems Group, Inc. collectively referred to as the Vendors (the "Share Purchase Agreement"); and

     WHEREAS pursuant to the provisions of the Share Purchase Agreement and the terms of the Amending Agreement, the parties to the Share Purchase Agreement agree to permit a reorganization of the Articles of Incorporation of Pace and to execute such further documents and agreements and give such further assurances and undertake such further action as might be necessary to give effect hereto.

     NOW  THEREFORE  the  parties  agree  as  follows:

                                       -  -
form  8-k(4).doc
ARTICLE    1
                                 INTERPRETATION

ARTICLE 1.1 Capitalized terms shall, unless otherwise defined herein, be given the same meaning as is ascribed to such terms in the Share Purchase Agreement, the Support Agreement, the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement.
ARTICLE 1.2 The Share Purchase Agreement, as amended and supplemented by the provisions of this Agreement, shall remain in full force and effect as if the provisions thereof and hereof were contained in one agreement. To the extent that there is any conflict between the terms of the Share Purchase Agreement and the terms of this Agreement, this Agreement shall govern.

ARTICLE    1
                          IMPLEMENTING THE TRANSACTION

ARTICLE 1.1 The parties agree that the purchase and sale of the Corporation's Shares shall be carried out in the following manner:

                                       -  -
form  8-k(4).doc
(a) Pace shall file Articles of Amendment creating Exchangeable Shares having the terms and conditions set out in Schedule "A" hereto (the "Exchangeable Shares");

(a) The Vendors shall exchange their respective interests in the Corporation's Shares for such number of Exchangeable Shares equal to that number of JAWS Shares that equals the Purchase Consideration as calculated in accordance with Section 3.1 and 3.2.1 of the Share Purchase Agreement which shares shall be issued in accordance with the Escrow Provisions agreed to by the parties;

(a) Jaws shall subscribe for 100 common shares in the share capital of Pace at a subscription price of $1 per share.

(a) The Purchaser shall create a special voting share (the "Special Voting Share") having the terms and conditions set out in Schedule "B" hereto and shall issue to and deposit with the Trustee such Special Voting Share in consideration of the payment to the Purchaser of U.S. $1, to be held by the Trustee as trustee for an on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares, in accordance with the Voting and Exchange Trust Agreement, hereinafter defined;

(a) The Purchaser and Pace will execute and deliver the Support Agreement attached hereto as Schedule "C" (the "Support Agreement");

(a) The Purchaser, Pace and the Trustee will execute and deliver the Voting and Exchange Trust Agreement attached hereto as Schedule "D" (the "Voting and Exchange Trust Agreement"); and

(a) The Purchaser shall reserve for issuance such number of shares of JAWS Shares as shall be necessary for the issuance on exchange of the Exchangeable Shares.

                                       -  -
form  8-k(4).doc
ARTICLE    3
                         CERTAIN RIGHTS OF THE PURCHASER
                         TO ACQUIRE EXCHANGEABLE SHARES

ARTICLE 3.1 (a) The Purchaser shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Pace pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than the Purchaser) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable shares held by each such holder on payment by the Purchaser to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by the Purchaser, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to the Purchaser on the Liquidation Date on payment by the Purchaser to the holder of the Liquidation Call Purchase Price for each such share.

                               Exhibit B - Page 3
(b) To exercise the Liquidation Call Right, the Purchaser or any of its subsidiaries, must notify the Trustee and Pace in writing, of the Purchaser's or its subsidiaries' intent to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Pace and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Pace. The Trustee will notify the holders of Exchangeable Shares as to whether or not the Purchaser or any of its subsidiaries has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by the Purchaser. If the Purchaser exercises the Liquidation Call Right on the Liquidation Date the Purchaser will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(b) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, the Purchaser or its subsidiary shall deposit with the Trustee, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by the Purchaser or one of its subsidiaries without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the JAWS Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Purchaser or its subsidiary shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If the Purchaser or one of its subsidiaries does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Pace in connection with the liquidation, dissolution or winding-up of Pace pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                       -  -
form  8-k(4).doc
ARTICLE 4.2 (a) The Purchaser or any of its subsidiaries shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Pace pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than the Purchaser or any of its subsidiaries) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by the Purchaser or any of its subsidiaries to the holder the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by the Purchaser or any of its subsidiaries, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to the Purchaser on the Automatic Redemption Date on payment by the Purchaser or any of its subsidiaries to the holder of the Redemption Call Purchase Price for each such share.

                                       -  -
form  8-k(4).doc
(b) To exercise the Redemption Call Right, the Purchaser or any of its subsidiaries must notify the Transfer Agent and Pace in writing, as agent for the holders of Exchangeable Shares, of the Purchaser's or any of its subsidiaries' intention to exercise such right at least 60 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not the Purchaser or any of its subsidiaries has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by the Purchaser or any of its subsidiaries. If the Purchaser of any of its subsidiaries exercises the Redemption Call Right on the Automatic Redemption Date, the Purchaser or any of its subsidiaries will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(b) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, the Purchaser or any of its subsidiaries shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by the Purchaser or any of its subsidiaries without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the JAWS Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitle to receive in exchange therefore, and the Transfer Agent on behalf of the Purchaser or any of its subsidiaries shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If the Purchaser or any of its subsidiaries does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Pace in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                               Exhibit B - Page 5
ARTICLE    4
                  ADDITIONAL COVENANTS OF PURCHASER AND VENDORS

ARTICLE    4.2     The  Purchaser  covenants  and  agrees with the Vendors that:

(a) it will place on the agenda for its next shareholders meeting the creation of the Purchaser's Special Voting Share, recommend to its stockholders the approval of such resolutions as may be necessary for the creation and issuance of such share and issue such share to the Trustee immediately after receipt of approval from the shareholders;

(a) it shall perform or cause the performance of all obligations under the Share Purchase Agreement this Agreement and perform or cause the performance of all obligations under the Support Agreement, the Voting and Exchange Trust Agreement and issue JAWS Shares in exchange for the Exchangeable Shares in the manner provided for in the Exchangeable Share Provisions, the Support Agreement and the Voting and Exchange Trust Agreement;

(a) it will not permit an amendment to its Articles or that of Pace or issue or create any additional shares in either without the prior written consent of the Vendors, so long as any of the Exchangeable Shares are outstanding.

ARTICLE 5.2 The Vendors covenant and agree with the Purchaser that the Vendors will exercise their rights of retraction in respect of all of the Exchangeable Shares outstanding when the number of Exchangeable Shares outstanding is less than ten percent (10%) of the initial amount of Exchangeable Shares issued.
                           [the remainder of this page left blank intentionally]

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.
     JAWS  TECHNOLOGIES,  INC.

     Per:  ____________________________

     Per:  ____________________________



______________________________     ________________________________
Witness     PETER  LABRINOS,  or  his  nominee


______________________________     ________________________________
Witness     JAMES  WANG,  or  his  nominee


______________________________     ________________________________
Witness     AIDAN  O'BRIEN,  or  his  nominee


______________________________     ________________________________
Witness     JOSEPH  IUSO,  or  his  nominee


______________________________     ________________________________
Witness     JOSEPH  T.  LEE,  or  his  nominee


______________________________     ________________________________
Witness     MAM  LING  WANG,  or  his  nominee



     PACE  SYSTEMS  GROUP  INC.

     Per:  ____________________________

     Per:  ____________________________

                               Exhibit C - Page 7
                                    EXHIBIT C

           THIS ESCROW AGREEMENT made this 3rd day of November, 1999.

AMONG:

     JAWS  TECHNOLOGIES,  INC.,
     -------------------------
a  corporation  incorporated  under
the  laws  of  the  State  of  Nevada

     (herein  referred  to  as  "JAWS")

     OF  THE  FIRST  PART


     -  and  -

     PACE  SYSTEMS  GROUP  INC.,
     --------------------------
a  corporation  incorporated  under
the  laws  of  the  Province  of  Ontario

     (herein  referred  to  as  "PACE")

     OF  THE  SECOND  PART

                                     - and -


     EACH  OF  THE  HOLDERS  OF  THE
     -------------------------------
EXCHANGEABLE  SHARES  OF  PACE
------------------------------
SYSTEMS  GROUP  INC.  AS  SET  OUT
----------------------------------
ON  SCHEDULE  "A"  HERETO
-------------------------

     (herein  collectively  referred  to  as  the  "VENDORS")

     OF  THE  THIRD  PART

                                     - and -


     BEARD  WINTER  LLP,
     ------------------
a limited liability partnership constituted under the laws of the Province of Ontario

     (herein  referred  to  as  the  "ESCROW  AGENT")

     OF  THE  FOURTH  PART

     WHEREAS by a Certificate of Amendment dated October 15, 1999, the authorized capital of Pace was amended by the creation of an unlimited number of exchangeable shares (the "Exchangeable Shares");

     AND WHEREAS Jaws and the Vendors have entered into a Share Purchase Agreement dated November 3, 1999, as amended (the "Share Purchase Agreement");

     AND WHEREAS the Share Purchase Agreement provides that certain of the Exchangeable Shares of Pace issued to the Vendors on November 3, 1999 are to be held in escrow and released from escrow in accordance with the provisions of the Share Purchase Agreement;

     AND WHEREAS the Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions hereof;

     NOW THEREFORE this Escrow Agreement witnesseth that in consideration of mutual covenants herein contained and other good and valuable consideration, the parties hereto agree one with the other as follows:

                              ARTICLE ONE - ESCROW
                              --------------------

1.01     ESCROW  SHARES
         --------------

     On November 3, 1999, the parties hereto agree that such number of exchangeable shares as specified beside each Vendor's name in Schedule "A" hereto (collectively the "Escrow Shares") shall be placed and deposited into escrow with the Escrow Agent which Escrow Shares shall be evidenced by Share Certificates issued in the name of each Vendor as set forth in Schedule "B".

1.02     DEALING  WITH  ESCROW  SHARES
         -----------------------------

     The parties hereby agree that the holding of the Escrow Shares by the Escrow Agent and the release of the Escrow Shares by the Escrow Agent and the respective duties and obligations of the parties shall be governed solely by the provisions of this Escrow Agreement.

                        ARTICLE TWO - RELEASE FROM ESCROW
                        ---------------------------------

2.01     CIRCUMSTANCES  FOR  RELEASE  FROM  ESCROW
         -----------------------------------------

     The Escrow Agent shall release such number of Escrow Shares pursuant to a written direction from Pace, Jaws and Peter Labrinos, as the representative of the holders of the Exchangeable Shares, who shall provide such direction in accordance with the provisions of Article 3 of the Share Purchase Agreement.

2.02     TERMINATION  OF  ESCROW
         -----------------------

     This Escrow Agreement, and any rights and obligations attendant hereto or devolving herefrom, shall terminate and have no further force or effect upon the release by the Escrow Agent of all of the Escrow Shares in accordance with the provisions hereof.

                          ARTICLE THREE - ESCROW AGENT
                          ----------------------------

3.01     RIGHTS,  DUTIES,  LIABILITIES  AND  INDEMNITIES  OF  ESCROW  AGENT
         ------------------------------------------------------------------

     The acceptance by the Escrow Agent of its duties and obligations under this Escrow Agreement is subject to the following terms and conditions, which shall govern and control the rights, duties, liabilities and immunities of the Escrow Agent;

(i) the Escrow Agent is not party to, nor is it bound by, any agreement which may be evidenced by, or arises out of, this Escrow Agreement;

(ii) the Escrow Agent acts hereunder as depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form or execution of such instrument, or for the identity or authority or right of any person or party executing or depositing it;

(iii) the Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt, or other paper or document signed or apparently signed by the proper person, party or parties pursuant or relating to the terms and conditions of this Escrow Agreement;

(iv) the Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of or arising out of anything herein contained unless requested so to do by a party hereto and indemnified and funded to its reasonable satisfaction against the cost and expense of such defence; and

(v) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or omit from doing in connection herewith, except as may result or arise by virtue of its own wilful misconduct, or that of its agents.

3.02     DEALING  WITH  ESCROW  SHARES  IN  EVENT  OF  DISPUTE
         -----------------------------------------------------

     In the event the Escrow Agent receives written notice of any disagreement between Jaws, Pace or a holder of the Escrow Shares resulting in demands or adverse claims of any nature whatsoever being made in connection with the Escrow Shares, the Escrow Agent shall refuse to comply with any demands or claims on it as long as such disagreement shall continue and, in so refusing, the Escrow Agent may make no delivery or other disposition of the Escrow Shares and, in so doing, the Escrow Agent shall not be or become liable in any way or to any person or party for its failure or refusal to comply with such conflicting demands or adverse claims, and it shall be entitled to continue to refrain from acting and to refuse to act until the Escrow Agent receives a written direction from all of the parties to the dispute to release the Escrow Shares in a designated manner.

3.03     INDEMNITY  OF  ESCROW  AGENT
         ----------------------------

     Each of the parties hereto jointly and severally agree to indemnity and hold harmless the Escrow Agent for any claims, losses, damages, costs and expenses, including fees, disbursements and out-of pocket expenses of any agent or legal counsel, related to the execution of its obligations.

3.04     REPLACEMENT  OF  ESCROW  AGENT
         ------------------------------

     It is understood and agreed that the Escrow Agent may resign upon giving written notice to all parties and the Escrow Agent shall be obliged to resign upon receipt of a written notice requesting such resignation signed by each of the other parties hereto. Such resignation shall take effect thirty (30) days after such notice is given or such earlier time as each of the other parties hereto agrees to, unless at or prior to such date a successor Escrow Agent shall be appointed by each of the other parties hereto, in which case such resignation shall take effect immediately upon the appointment of such successor Escrow Agent.

3.05     ADVISORS  TO  THE  ESCROW  AGENT
         --------------------------------

     The Escrow Agent may retain such independent counsel or other advisors as it may reasonably require for the purpose of discharging its duties hereunder, and may or may not rely on the advice or opinion so obtained. The parties hereto, other than the Escrow Agent, shall reimburse the Escrow Agent for any reasonable fees, expenses or disbursements of such counsel or advisors in accordance with Section 3.06.

3.06     FEES
         ----

     Jaws and Pace jointly and severally agree to pay to the Escrow Agent reasonable compensation for all of the services rendered under this Escrow Agreement and will reimburse the Escrow Agent for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Escrow Agent in connection with its rights and duties under this Escrow Agent; provided that Jaws and Pace shall have no obligation to reimburse the Escrow Agent for any expenses or disbursements paid, incurred or suffered by the Escrow Agent in any suit or litigation in which the Escrow Agent is determined to have acted in bad faith or with negligence or wilful misconduct.


                             ARTICLE FOUR - GENERAL
                             ----------------------

4.01     FURTHER  ASSURANCES
         -------------------

     Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as any of the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Escrow Agreement.

4.02     TIME  OF  THE  ESSENCE
         ----------------------

     Time  shall  be  of  the  essence  of  this  Agreement.

4.03     BENEFIT  OF  THE  AGREEMENT
         ---------------------------

     This Agreement shall enure to the benefit of and be binding upon the respective heirs, estate trustees, personal representatives, successors and assigns of the parties hereto.

4.04     ENTIRE  AGREEMENT
         -----------------

     This Escrow Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties with respect to the subject matter hereof other than as expressly set forth in this Escrow Agreement.

4.05     AMENDMENTS  AND  WAIVER
         -----------------------

     No modification of or amendment to this Escrow Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto whose rights are affected by amendment and no waiver of any breach of any term or provision of this Escrow Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

4.06     ASSIGNMENT
         ----------

     This Escrow Agreement may not be assigned by any party hereto without the written consent of the other parties hereto.

4.07     NOTICE
         ------

     Any demand, notice, statutory declaration, direction or other communication to be given in connection with this Agreement shall be given in writing simultaneously to all of the parties hereto and shall be given by personal delivery, registered mail, or by telecopier addressed to the recipients as follows:

     (a)     In  the  case  of  Jaws:               Jaws  Technologies,  Inc.
     1013  17th  Avenue  S.W.
Calgary,  Alberta
T2T  0A7

Telecopier:     (403)  508-5058

(b)     In  the  case  of  Pace:               Pace  Systems  Group  Inc.
     1  Concorde  Gate
Suite  307
Don  Mills,  Ontario
M3C  3N6

Telecopier:     (416)  444-9273

     (c)     In  the  case  of  the  Vendors:          c/o  Peter  Labrinos
     Pace  Systems  Group  Inc.
1  Concorde  Gate
Suite  307
Don  Mills,  Ontario
M3C  3N6

Telecopier:     (416)  444-9273

(d)     In  the  case  of  the  Escrow  Agent:          Beard  Winter  LLP
     Barristers  and  Solicitors
Suite  900
150  King  Street  West
Toronto,  Ontario
M5H  2K4

Telecopier:     (416)  593-7760
or to other such address, individual, or electronic communication number as may be designated by notice given by any part to the other parties. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

4.08     GOVERNING  LAW
         --------------

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     IN  WITNESS  WHEREOF  the  parties  have  executed  this  Agreement.

SIGNED,  SEALED  AND  DELIVERED     )
     IN  THE  PRESENCE  OF               )
     )     _________________________________
)     PETER  LABRINOS
)
)     _________________________________
)     VASILIKI  LABRINOS
)
)     _________________________________
)     PANAGIOTIS  LABRINOS
)
)     _________________________________
)     JAMES  WANG
)
)     _________________________________
)     CINDY  WANG
)
)     _________________________________
)     AIDAN  O'BRIEN
)
)     _________________________________
)     JOSEPH  IUSO
     )
)     _________________________________
)     JOSEPH  T.  LEE
)

     )     _________________________________
)     MAM  LING  WANG


     JAWS  TECHNOLOGIES  INC.
Per:

     _________________________________
Name:
Title:

     PACE  SYSTEMS  GROUP  INC.
Per:

     _________________________________
Name:
Title:


     BEARD,  WINTER
Per:

     _________________________________
Name:     Julian  L.  Doyle
Title:     Partner

                                  SCHEDULE "A"

                                  ESCROW SHARES



NAME  OF  SHAREHOLDER                    TOTAL  NUMBER  OF  EXCHANGEABLE
     SHARES  HELD  IN  ESCROW




Peter Labrinos. . .  375,040
-------------------  -------

Vasiliki Labrinos .  250,000
-------------------  -------

Panagiotis Labrinos  150,000
-------------------  -------

James Wang. . . . .  475,040
-------------------  -------

Cindy Wang. . . . .  300,000
-------------------  -------

Aidan O'Brien . . .   64,947
-------------------  -------

Joeseph Iuso. . . .   64,947
-------------------  -------

Joseph T. Lee . . .   25,979
-------------------  -------

Mam Ling Wang . . .   25,979
-------------------  -------


                               Exhibit C - Page 8
                                  SCHEDULE "B"

                            ESCROW SHARE CERTIFICATES


NAME  OF  SHAREHOLDER     NUMBER  OF  EXCHANGEABLE  SHARES  TO  BE  RELEASED



      # OF SHARES TO BE     # OF SHARES TO     # OF SHARES TO     # OF SHARES TO
          RELEASED 6     BE RELEASED 12     BE RELEASED 18     BE RELEASED 24
           MONTHS AFTER     MONTHS AFTER     MONTHS AFTER     MONTHS AFTER

                     THE CLOSING  THE CLOSING  THE CLOSING  THE CLOSING
VENDOR                  DATE         DATE         DATE         DATE       TOTAL
-------------------  -----------  -----------  -----------  -----------  -------


Peter Labrinos. . .       75,008       75,008       75,008       75,008   75,008
-------------------  -----------  -----------  -----------  -----------  -------

Vasiliki Labrinos .       50,000       50,000       50,000       50,000  250,000
-------------------  -----------  -----------  -----------  -----------  -------

Panagiotis Labrinos       30,000       30,000       30,000       30,000  150,000
-------------------  -----------  -----------  -----------  -----------  -------

Jim Wang. . . . . .       95,008       95,008       95,008       95,008  475,040
-------------------  -----------  -----------  -----------  -----------  -------

Cindy Wang. . . . .       60,000       60,000       60,000       60,000  300,000
-------------------  -----------  -----------  -----------  -----------  -------

Aidan O'Brien . . .       12,989       12,989       12,989       12,989   64,946
-------------------  -----------  -----------  -----------  -----------  -------

Joseph Isuso. . . .       12,989       12,989       12,989       12,989   64,946
-------------------  -----------  -----------  -----------  -----------  -------

Joseph T. Lee . . .        5,196        5,196        5,196        5,196   25,980
-------------------  -----------  -----------  -----------  -----------  -------

Mam Ling Wang . . .        5,196        5,196        5,196        5,196   25,980
-------------------  -----------  -----------  -----------  -----------  -------

                               Exhibit D - Page 7
                               Exhibit D - Page 1
                                    EXHIBIT D


             MEMORANDUM OF AGREEMENT dated the 3rd day of November.

BETWEEN:

JAWS TECHNOLOGIES INC., A CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA (HEREINAFTER REFERRED TO AS "JAWS")


                                     - and -


PACE SYSTEMS GROUP INC., A CORPORATION INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ALBERTA AND HAVING ITS HEAD AND PRINCIPAL OFFICE AT CALGARY, ALBERTA (HEREINAFTER REFERRED TO AS "PACE")



                                SUPPORT AGREEMENT
                                -----------------

     WHEREAS pursuant to the provisions of a Share Purchase Agreement dated the 3rd day of November, 1999 among Jaws and all of the shareholders of Pace, and any amendments thereto (hereinafter referred to as the "Share Purchase Agreement") the parties agreed that Jaws and Pace would deliver this Support Agreement; and

     WHEREAS Pace has amended its Articles of Incorporation creating an infinite number of Exchangeable Shares having the attributes as set out in the Articles of Amendment of Pace attached hereto as Schedule "A" (the "Exchangeable Shares"); and

     WHEREAS pursuant to the Share Purchase Agreement the parties agreed to exchange all the common shares of Pace (the "Purchased Shares") for 1,731,932 Exchangeable Shares or such number as shall be determined pursuant to the terms of the Share Purchase Agreement;

     WHEREAS the Exchangeable Shares shall be issued to the shareholders of Pace in accordance with the terms of Section 3.1 and 3.2.1 of the Share Purchase Agreement and the terms of the Escrow Agreement as executed between the parties; and

     WHEREAS the parties hereto wish to provide for and establish a procedure whereby Jaws will take certain actions and make certain payments and deliveries necessary to ensure that Pace will be able to make certain payments and to deliver or cause to be delivered shares of Jaws Common Stock in satisfaction of the obligations of Pace under the Exchangeable Share provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

Definitions

Interpretation

     Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

     Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

     Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

Implementing  the  Transaction

2.1 The parties agree that the Effective Date for all agreements shall November 3rd , 1999 and that the Exchangeable Shares shall be issued by Pace to the shareholders of Pace in accordance with the terms and conditions of the Share Purchase Agreement as more particularly set forth in Section 3.1 and 3.2.1 of the said Agreement and the terms of the Escrow Agreement as executed between the parties.

2.2 The parties agree that the purchase and sale of the Purchased Shares shall be carried out in the following manner:

     Pace shall file Articles of Amendment creating exchangeable shares having the terms and conditions set out in Schedule "A" hereto (the "Exchangeable Shares");

     Jaws shall create a Special Voting Preferred Share (the "Voting Share") having the terms and conditions set out in Schedule "B" hereto and shall issue to and deposit with the Trustee such Voting Share, in consideration of the payment to Jaws of U.S. $1, to be held by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares, in accordance with the Voting and Exchange Trust Agreement, hereinafter defined;

     The shareholders of Pace shall exchange their common shares of Pace for such number of Exchangeable Shares equal in number to that number of JAWS shares as set out in Section 3.1 of the Share Purchase Agreement;

     Jaws shall subscribe for 100 common shares in the share capital of Pace at a subscription price of $1 per share.

     Jaws, Pace and the Trustee will execute and deliver the Voting and Exchange Trust Agreement attached hereto as Schedule "C" (the "Voting and Exchange Trust Agreement"); and

     Jaws shall reserve for issuance such number of shares of Common Stock as shall be necessary for the issuance on exchange of the Exchangeable Shares.

COVENANTS  OF  JAWS  AND  PACE

Covenants of Jaws Regarding Exchangeable Shares. Jaws covenants and agrees that so long as any Exchangeable Shares are outstanding, it will:

     not declare or pay any dividend on Jaws Common Stock unless (A) Pace will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

     advise Pace sufficiently in advance of the declaration by Jaws of any dividend on Jaws Common Stock and take all such other actions as are necessary, in cooperation with Jaws, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on Jaws Common Stock;

     ensure that the record date for any dividend declared on Jaws Common Stock is not less than 10 calendar days after the declaration date for such dividend;

     take all such actions and do all such things as are necessary or desirable to enable and permit Pace, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Pace, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Pace to cause to be delivered shares of Jaws Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

     take all such actions and do all such things as are necessary or desirable to enable and permit Pace, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Pace to cause to be delivered shares of Jaws Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

     not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of Pace nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Pace.

Reservation of Shares of Jaws Common Stock. Jaws hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of shares of Jaws Common Stock (or other shares or securities into which Jaws Common Stock may be reclassified or changed as contemplated by Section 2(e) hereof) (i) as is equal to the sum of
(A) the number of Exchangeab1e Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Jaws to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Share Purchase Agreement with respect to which Jaws may now or hereafter be required to issue shares of Jaws Common Stock.

Notification of Certain Events. In order to assist Jaws to comply with its obligations hereunder, Pace covenants and agrees to give Jaws notice of each of the following events at the time set forth below:

     in the event of any determination by the Board of Directors of Pace to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Pace or to effect any other distribution of the assets of Pace among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

     immediately, upon the earlier of (A) receipt by Pace of notice of, or (B) Pace otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Pace or to effect any other distribution of the assets of Pace among its shareholders for the purpose of winding-up its affairs;

     immediately, upon receipt by Pace of a Retraction Request (as defined in the Exchangeable Share Provisions); and,

     as soon as practicable upon the issuance by Pace of any Exchangeable Shares or rights to acquire Exchangeable Shares.

Delivery of Shares of Jaws Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires Jaws to cause to be delivered shares of Jaws Common Stock to any holder of Exchangeable Shares, Jaws shall and covenants and agrees to forthwith issue and deliver the requisite shares of Jaws Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as Jaws shall direct. All such shares of Jaws Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

Equivalence.   Jaws  covenants  and  agrees  that  it will not without the prior approval of Pace and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share
Provisions:

     issue or distribute shares of Jaws Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Jaws Common Stock) to the holders of all or substantially all of the then outstanding Jaws Common Stock by way of stock dividend or other distribution; or

     issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Jaws Common Stock entitling them to subscribe for or to purchase shares of Jaws Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Jaws Common Stock); or

     unless

     Jaws is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares; and

     Jaws shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

Jaws will not without the prior approval of Pace and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

     subdivide,  divide  or  change  the  then outstanding shares of Jaws Common
Stock  into  a  greater  number  of  shares  of  Jaws  Common  Stock;  or reduce, combine or consolidate or change the then outstanding shares of Jaws Common Stock into a lesser number of shares of Jaws Common Stock; or

     reclassify or otherwise change the shares of Jaws Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Jaws Common Stock;

unless

     Jaws is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares; and

     the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

Jaws will ensure that the record date for any event referred to in section 3.5 or 3.6 above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 calendar days after the date on which such event is declared or announced by Jaws (with simultaneous notice thereof to be given by Jaws to Pace).

Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Jaws Common Stock (an "Offer") is proposed by Jaws or is proposed to Jaws or its shareholders and is recommended by the Board of Directors of Jaws, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Jaws, Jaws shall take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of Jaws Common Stock, without discrimination, including, without limiting the generality of the foregoing, Jaws will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by Jaws or where Jaws is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Jaws (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

Ownership of Outstanding Shares. Without the prior approval of Pace and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, Jaws covenants and agrees in favour of Pace that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Jaws or any of its Subsidiaries, Jaws will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of Pace and all outstanding securities of Pace carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

Jaws Not to Vote Exchangeable Shares. Jaws covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by Jaws and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Jaws further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of any corporate statute by which Jaws may be governed with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

Due Performance. On and after the Effective Date, Jaws shall duly and timely perform all of its obligations provided for under the Share Purchase Agreement, this agreement and all of the agreements to which it is a party in connection with the transactions contemplated under the Share Purchase Agreement including any obligations that may arise upon the exercise of Pace rights under the Exchangeable Share Provisions.

General

Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire securities Exchangeable Shares) are held by any party other than Jaws and any of its Subsidiaries.

Changes  in  Capital of Jaws and Pace. Notwithstanding the provisions of Section
4.4  hereof, at all times after the occurrence of any event effected pursuant to
Section 3.5 or 3.8 hereof, as a result of which either Jaws Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Jaws Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by Jaws and Pace and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions.

 Ministerial Amendments. Notwithstanding the provisions of section 3(d), the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

     adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

     making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Jaws and Pace, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     making such changes or corrections which, on the advice of counsel to Jaws and Pace, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of Jaws and Pace shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

Meeting to Consider Amendments. Pace, at the request of Jaws, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of Pace, the Exchangeable Share Provisions and all applicable laws.

Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

(i)     if  to  Jaws  at:

Jaws  Technologies,  Inc.
1013  -  17th  Avenue  S.W.
Calgary,  AB  T2T  0A7
Attention:  Robert  Kubbernus,  President

(ii)     if  to  Pace  at:

Pace  Systems  Group,  Inc.
Suite  307,  1  Concorde  Gate
Don  Mills,  Ontario  M3C  3N9
Attention:  Peter  Labrinos,  President

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     Attornment. Jaws agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Jaws at its registered office in the Province of Alberta as Jaws's attorney for service of process.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


JAWS  TECHNOLOGIES,  INC.

     Per:  _________________________________

     Per:  _________________________________



     PACE  SYSTEMS  GROUP  INC.

     Per:  _________________________________

     Per:  _________________________________

                               Exhibit E - Page 19
                                    EXHIBIT E

     MEMORANDUM  OF  AGREEMENT  made  as  of  the  3rd  day  of  November, 1999,

AMONG:

JAWS TECHNOLOGIES INC., a corporation incorporated under the laws of the State of Nevada (hereinafter referred to as "Jaws")


                                     - and -


PACE SYSTEMS GROUP INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "Pace")


                                     - and -


IAN H. KENNEDY, Barrister and Solicitor, whose principal office is 1013 - 17th Avenue S.W., Calgary, Alberta (hereinafter referred to as the Trustee")


                       VOTING AND EXCHANGE TRUST AGREEMENT
                       -----------------------------------

     WHEREAS pursuant to the provisions of a Share Purchase Agreement dated the 3rd day of November, 1999, and the amendments thereto, among Jaws, Pace and all of the shareholders of Pace (hereinafter referred to as the Share Purchase Agreement"), the Exchangeable Shares Provisions and the Support Agreement between Jaws and Pace; and

     WHEREAS pursuant to the provisions of the Share Purchase Agreement the parties agreed to amend the Articles of Incorporation of Pace creating an unlimited number of Exchangeable Shares having the attributes as set out in the Articles of Amendment of Pace (the "Exchangeable Shares"); and

     WHEREAS pursuant to the Share Purchase Agreement, the parties agreed to exchange 100 common shares of Pace for approximately 1,731,932 Exchangeable Shares or such number of Exchangeable Shares in accordance with the provisions of Section 3.1.3 of the Share Purchase Agreement; and

     WHEREAS the Articles of Amendment of Pace set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     WHEREAS Jaws agreed to provide voting rights in Jaws to each holder (other than Jaws and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of Jaws Common Stock (the "Jaws Common Stock"); and

     WHEREAS Jaws is to grant to and in favor of the holders (other than Jaws and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Jaws to purchase from each such holder all or any part of the Exchangeable Shares held by the holder; and

     WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Jaws shall be exercisable by holders (other than Jaws and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one (1) share of Jaws Special Preferred Voting Stock (the "Jaws Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require Jaws to purchase Exchangeable Shares from the holders thereof (other than Jaws and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders; and

     WHEREAS these recitals and any statements of fact in this Agreement are made by Jaws and Pace and not by the Trustee;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

Definitions  and  Interpretation

Definitions. In this Agreement, the following terms shall have the following meanings:

"Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Jaws Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by
(ii)  the  Equivalent  Vote  Amount.

"Automatic Exchange Rights" means the benefit of the obligation of Jaws to effect the automatic exchange of shares of Jaws Common Stock for Exchangeable Shares pursuant to Section 5 (k) hereof.

"Board  of  Directors"  means  the  Board  of  Directors  of  Pace.

"Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Jaws Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Jaws Common Stock is entitled with respect to such matter, proposition or question.

"Exchange  Right"  has  the  meaning  attributed  thereto  in  Article 5 hereof.

"Exchangeable Share Consideration" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Exchangeable Share Price" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Exchangeable Share Provisions" has the meaning attributed thereto in the recitals hereto.

"Exchangeable Shares" has the meaning attributed thereto in the recitals hereto. "Jaws Common Stock" has the meaning attributed thereto in the recitals hereto. "Jaws Consent" has the meaning attributed thereto in Section 4(b) hereof. "Jaws Meeting" has the meaning attributed thereto in Section 4(b) hereof. "Jaws Special Voting Stock" has the meaning attributed thereto in the recitals hereto. "Jaws Successor" has the meaning attributed thereto in subsection 11 (a) hereof. "Holder Votes" has the meaning attributed thereto in Section 4(b) hereof.

"Holders" means the registered holders from time to time of Exchangeable Shares, other than Jaws and its Subsidiaries.

"Insolvency Event" means the institution by Pace of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of Pace to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies' Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Pace to contest in good faith any such proceedings commenced in respect of Pace within 15 days of becoming aware thereof, or the consent by Pace to the filing of any such petition or to the appointment of a receiver, or the making by Pace of a general assignment for the benefit of creditors, or the admission in writing by Pace of its inability to pay its debts generally as they become due, or Pace not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to
Section  6.6  of  the  Exchangeable  Share  Provisions.

"Liquidation Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Liquidation Event" has the meaning attributed thereto in subsection 5(k)(ii) hereof.

"Liquidation Event Effective Date" has the meaning attributed thereto in subsection 5 (k) (iii) hereof.

"List"  has  the  meaning  attributed  thereto  in  Section  4(f)  hereof.

"Officers' Certificate" means, with respect to Jaws or Pace, as the case may be, a certificate signed by any two of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of Jaws or Pace, as the case may be.

"Person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

"Redemption Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Retracted  Shares"  has  the meaning attributed thereto in Section 5(g) hereof.

"Retraction Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Share Purchase Agreement" has the meaning attributed thereto in the recitals hereof.

"Subsidiary" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Support Agreement" means that certain support agreement made as of even date hereof between Pace and Jaws.

"Trust"  means  the  trust  created  by  this  Agreement.

"Trust Estate" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

"Trustee" means Ian H. Kennedy, Barrister and Solicitor, 1013 17th Avenue, Calgary, Alberta T2T 0A7 and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

"Voting  Rights"  means  the  voting  rights  attached  to  the  Voting  Share.

"Voting Share" means the one (1) share of Jaws Special Voting Stock, U.S. $1.00 par value, issued by Jaws to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Jaws Common Stock equal to the Aggregate Equivalent Vote Amount.

Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

Purpose  of  Agreement

The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as Trustee for and on behalf of the Holders as provided in this Agreement. The Trust is hereby constituted on the 15th day of October, 1999 by the granting of the Exchange Rights and Automatic Exchange Rights to the Trustee notwithstanding that the Voting Share entitling the Trustee to Voting Rights is delivered after the date hereof.

Voting  Share

Issuance and Ownership of the Voting Share. Immediately following approval by the directors of Jaws of the creation and issuance of the Voting Share, Jaws shall issue to and deposit with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of the Holders and in accordance with the provisions of this Agreement in consideration for the payment by the Trustee of $1.00 (the receipt and sufficiency of which is hereby acknowledged) for and on behalf of the Holders. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

Legended Share Certificates. Pace will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

Safe Keeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

Exercise  of  Voting  Rights

Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Jaws or in connection with a Jaws Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7(m) hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Jaws Consent is sought or a Jaws Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Vote.

Number of Votes. With respect to all meetings of stockholders of Jaws at which holders of shares of Jaws Common Stock are entitled to vote (a "Jaws Meeting") and with respect to all written consents sought by Jaws from its stockholders including the holders of shares of Jaws Common Stock (a "Jaws Consent" ), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by Jaws or by applicable law for such Jaws Meeting or Jaws Consent, as the case may be (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Jaws Meeting or to be consented to in connection with such Jaws Consent.

 Mailings to Shareholders. With respect to each Jaws Meeting and Jaws Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Jaws utilizes in communications to holders of Jaws Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Jaws to its stockholders:

a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Jaws;

a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Jaws Meeting or Jaws Consent, as the case may be, or, pursuant to Section 4(g) hereof, to attend such Jaws Meeting and to exercise personally the Holder Votes thereat;

a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

a  proxy to such Holder or his designee to exercise personally the Holder Votes;
or

a proxy to a designated agent or other representative of the management of Jaws to exercise such Holder Votes;

(iv) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

(v) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

(vi) a statement of (A) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Jaws Meeting shall not be later than the close of business on the Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

The materials referred to above are to be provided by Jaws to the Trustee, but shall be subject to review and comment by the Trustee.

For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Jaws Meeting or Jaws Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Jaws or by applicable law for purposes of determining stockholders entitled to vote at such Jaws Meeting or to give written consent in connection with such Jaws Consent. Jaws will notify the Trustee in writing of any decision of the board of directors of Jaws with respect to the calling of any such Jaws Meeting or the seeking of any such Jaws Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4(c).

Copies of Stockholder Information. Jaws will deliver to the Trustee copies of all proxy materials (including notices of Jaws Meetings but excluding proxies to vote shares of Jaws Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Jaws Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Jaws Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Jaws, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Jaws) received by the Trustee from Jaws at the same time as such materials are first sent to holders of Jaws Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the office of the Trustee in the city of Calgary.

Other Materials. Immediately after receipt by Jaws or any stockholder of Jaws of any material sent or given generally to the holders of Jaws Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Jaws shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of Jaws, copies of all such materials received by the Trustee from Jaws. The Trustee will also make copies of all such materials available for inspection by any Holder at the office of the Trustee in the city of Calgary.

List of Persons Entitled to Vote. Pace shall, (i) prior to each annual, general and special Jaws Meeting or the seeking of any Jaws Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a List of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Jaws Meeting or a Jaws Consent, at the close of business on the record date established by Jaws or pursuant to applicable law for determining the holders of Jaws Common Stock entitled to receive notice of and/or to vote at such Jaws Meeting or to give consent in connection with such Jaws Consent. Each such List shall be delivered to the Trustee promptly after receipt by Pace of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. Jaws agrees to give Pace written notice (with a copy to the Trustee) of the calling of any Jaws Meeting or the seeking of any Jaws Consent together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Pace to perform its obligations under this Section 4(f).

Entitlement to Direct Votes. Any Holder named in a List prepared in connection with any Jaws Meeting or any Jaws Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4(c) hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

Stockholder Proposals. The Trustee shall forthwith submit to Jaws any stockholder proposal (within the meaning of the United States Securities Exchange Act of 1934) received by the Trustee from a Holder. Such stockholder proposal may be considered at any meeting of Jaws at which the holders of Jaws Common Stock are entitled to submit stockholder proposals. Jaws agrees to accept all stockholder proposals submitted by the Trustee that are received by Jaws within the applicable time limitation under the United States Securities Exchange Act of 1934, provided that not more than one proposal is submitted on behalf of any one Holder.

 Voting  by  Trustee,  and  Attendance  of  Trustee  Representative, at Meeting.

In connection with each Jaws Meeting and Jaws Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4(c) hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4(c) hereof.

The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Jaws Meeting at the expense of Jaws. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either
(A) has not previously given the Trustee instructions pursuant to Section 4(c) hereof in respect of such meeting, or (B) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

     (g) Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Jaws utilizes in communications to holders of Jaws Common Stock) to each Holder at its address as shown on the books of Pace. Pace shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

current  lists  of  the  Holders;  and

upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

The materials referred to above are to be provided by Jaws to the Trustee, but shall be subject to review and comment by the Trustee.

Termination of Voting Right. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes and including the right to submit a stockholder proposal to the Trustee in accordance with Section 4(h) hereof, shall be deemed to be surrendered by the Holder to Jaws and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Jaws Common Stock, as specified in Article 5 hereof (unless in either case Jaws shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Pace pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Jaws pursuant to the exercise by Jaws of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

Exchange  Right  and  Automatic  Exchange

Grant and Ownership of the Exchange Right. Jaws hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (i) the right (the "Exchange Right'), upon the occurrence and during the continuance of an Insolvency Event, to require Jaws to purchase from each or any Holder all or any part of the Exchangeable Shares held by such Holders, and (ii) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement.

Jaws hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Jaws to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

Legended Share Certificates. Pace will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

the  Automatic  Exchange  Rights.

(c) General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7(m) hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

Purchase Price. The purchase price payable by Jaws for each Exchangeable Share to be purchased by Jaws under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Jaws will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Jaws issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the Exchangeable Share Consideration representing the total Exchangeable Share Price.

Exercise Instructions. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal offices in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires Jaws to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the bylaws of Pace and such additional documents and instruments as the Trustee may reasonably require together with (i) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (A) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Jaws to purchase from the Holder the number of Exchangeable Shares specified therein, (B) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Jaws free and clear of all liens, claims and encumbrances, (C) the names in which the certificates representing Jaws Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (D) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered and (ii) payment (or evidence satisfactory to the Trustee, Pace and Jaws of payment) of the taxes (if any) payable as contemplated by Section 5(h) of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Jaws under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of Pace.

Delivery of Exchangeable Share Consideration; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires Jaws to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to Jaws the Trustee shall notify Jaws and Pace of its receipt of the same, which notice to Jaws and Pace shall constitute exercise of the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and Jaws shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Pace and Jaws of the payment of) the taxes (if any) payable as contemplated by Section 5(h) of this Agreement. Immediately upon the giving of notice by the Trustee to Jaws and Pace of the exercise of the Exchange Right, as provided in this Section 5 (f), the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to Jaws all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Jaws to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within three Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by Jaws and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purpose to be the holder of the shares of Jaws Common Stock delivered to it pursuant to the Exchange Right.

Exercise of Exchange Right Subsequent to Retraction. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require Pace to redeem any or all of the Exchangeable Shares held by the Holder (the Retracted Shares") and is notified by Pace pursuant to Section 6.6 of the Exchangeable Share Provisions that Pace will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Pace and provided that Jaws shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Pace pursuant to
Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which Pace is unable to redeem. In any such event, Pace hereby agrees with the Trustee and in favor of the Holder immediately to notify the Trustee of such prohibition against Pace redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to Pace (including without limitation a copy of the retraction request delivered pursuant to Section 6. I of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Pace is not permitted to redeem and will require Jaws to purchase such shares in accordance with the provisions of this Article 5.

Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to Jaws pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Jaws Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (i) shall pay (and neither Jaws, Pace nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (ii) shall have established to the satisfaction of the Trustee, Jaws and Pace that such taxes, if any, have been paid.

Notice of Insolvency Event. Pace and Jaws shall give written notice thereof to the Trustee immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event. As soon as practicable after receiving notice from Pace and Jaws or from any other Person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of Jaws, a notice of such Insolvency Event in the form provided by Jaws, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

Reservation of Shares of Jaws Common Stock. Jaws hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Jaws Common Stock (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Pace and Jaws to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Share Purchase Agreement with respect to which Jaws may now or hereafter be required to issue shares of Jaws Common Stock.

Automatic  Exchange  on  Liquidation  of  Jaws

Jaws will give the Trustee written notice of each of the following events at the time set forth below:

(A) in the event of any determination by the board of directors of Jaws to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Jaws or to effect any other distribution of assets of Jaws among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(B)     immediately,  upon  the  earlier of (I) receipt by Jaws of notice of and
(II) Jaws otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Jaws or to effect any other distribution of assets of Jaws among its stockholders for the purpose of winding-up its affairs.

(ii) Immediately following receipt by the Trustee from Jaws of notice of any event (a "Liquidation Event") contemplated by Section 5 (k) (i) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by Jaws to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Jaws Common Stock provided for in
Section  5(k)  (iii)  below.

(iii) In order that the Holders will be able to participate on a PRO RATA basis with the holders of Jaws Common Stock in the distribution of assets of Jaws in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of Jaws Common Stock. To effect such automatic exchange, Jaws shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, Jaws shall provide to the Trustee an Officers' Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

(iv)     The  closing  of  the  transaction of purchase and sale contemplated by
Section 5(k)(iii) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to Jaws all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Jaws shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Jaws Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for Jaws Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Jaws pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Jaws Common Stock issued to the Holder by Jaws pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Jaws Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Jaws may reasonably require, Jaws shall deliver or cause to be delivered to the Holder certificates representing the shares of Jaws Common Stock of which the Holder is the holder.

Restrictions  on  Issuance  of  Jaws  Special  Voting  Stock

During the term of this Agreement, Jaws will not issue any shares of Jaws Special Voting Stock in addition to the Voting Share.

Concerning  the  Trustee

Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

receipt and deposit of the Voting Share from Jaws as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

granting proxies and distributing materials to Holders as provided in this Agreement;

voting  the  Holder  Votes  in accordance with the provisions of this Agreement;

 receiving the grant of the Exchange Right and the Automatic Exchange Rights from Jaws as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of Jaws Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

holding  title  to  the  Trust  Estate;

investing any monies forming, from time to time, a part of the Trust Estate as provided in this Agreement;

taking action at the direction of a Holder or Holders to enforce the obligations of Jaws under this Agreement; and

taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified; such costs and expenses shall be paid for by Jaws. The Trustee shall not be required to take any action until it has received reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee.

Dealings with Transfer Agents, Registrars, etc. Jaws irrevocably authorize the Trustee, from time to time, to:

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Jaws Common Stock; and

 requisition, from time to time, (A) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (B) from the transfer agent of Jaws Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

Jaws irrevocably authorizes and agrees to direct its registrars and transfer agents to comply with all such requests. Jaws covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

Books and Records. The Trustee shall keep available for inspection by Jaws and Pace, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before August 31, 2000, and on or before August 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Jaws and Pace a brief report with respect to:

the  property  and  funds  comprising  the  Trust  Estate  as  of  that  date;

the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Jaws of shares of Jaws Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

all other actions taken by the Trustee in the performance of its duties at the expense of Jaws under this Agreement which it had not previously reported.

 Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file or cause to be prepared and filed on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, Jaws shall retain such experts for purposes of providing such advice and assistance.

Actions by Holders. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7(f) hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7(i) hereof, if applicable, and with any other applicable provisions of this Agreement.

Evidence and Authority to Trustee. Pace and/or Jaws shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Pace and/or Jaws or the Trustee under this . Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Pace and/or Jaws forthwith if and when:

such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7(h); or

the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Pace and/or Jaws written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officers' Certificate of Pace and/or Jaws or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him provided that if such report or opinion is furnished by a director, officer or employee of Pace and/or Jaws it shall be in the form of an Officers' Certificate or a statutory declaration.

Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(i) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(ii) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(iii) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

Experts,  Advisors  and  Agents.  The  Trustee  may:

in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Pace and/or Jaws or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

Investment of Monies Held by Trustee. Unless otherwise provided in this Agreement, any monies held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta trustees are authorized to invest trust unit monies, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such monies on the written direction of Pace. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Pace, in the deposit department of the Trustee or any other loan or company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Pace and/or Jaws or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on 'all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

 Compensation

Jaws and Pace jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Jaws and Pace shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

Indemnification  and  Limitation  of  Liability

Indemnification of the Trustee. Jaws and Pace jointly and severally agree to indemnify and hold harmless the Trustee, its partners, employees, agents, successors and assigns (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the legal counsel on a solicitor and his own client basis) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Jaws or Pace pursuant hereto. In no case shall Jaws or Pace be liable under this indemnity for any claim against any of the Indemnified Parties unless Jaws and Pace shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Jaws and Pace shall be entitled to participate at their own expense in the defense and, if Jaws or Pace so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Jaws or Pace, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and Jaws or Pace and the Trustee shall have been advised by counsel acceptable to Jaws or Pace that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Jaws or Pace and that an actual or potential conflict exists (in which case Jaws and Pace shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the fraud, willful misconduct or bad faith on the part of the Trustee.

Change  of  Trustee

Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Jaws and Pace specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless Jaws and Pace otherwise agree. Upon receiving such notice of resignation, Jaws and Pace shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Alberta Court of Queen's Bench upon application of one or more of the parties hereto.

Removal. The Trustee, or any Trustee hereafter appointed, may be removed with or without cause, at any time on 30 days prior notice by written instrument executed by Jaws and Pace, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10(a).

Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Jaws and Pace and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of Jaws and Pace or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Jaws, Pace and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, Jaws and Pace shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Jaws or Pace shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Jaws and Pace.

Jaws  Successors

Certain Requirements in Respect of Combination, etc. Jaws shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

such other Person or continuing corporation (the "Jaws Successor, by operation of law, becomes, without further action, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Jaws Successor of liability for all monies payable and property deliverable hereunder and the covenant of such Jaws Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Jaws under this Agreement; and

such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

Vesting of Powers in Successor. Whenever the conditions of Section 11 (a) hereof have been duly observed and performed, the Trustee, if required, by Section 11
(a) hereof, the Jaws Successor and Pace shall execute and deliver the supplemental agreement provided for in Article 12 hereof and thereupon the Jaws Successor shall possess and from time to time may exercise each and every right and power of Jaws under this Agreement in the name of Jaws or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Jaws or any officers of Jaws may be done and performed with like force and effect by the directors or officers of such Jaws Successor.

Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Jaws with or into Jaws or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Jaws provided that all of the assets of such subsidiary are transferred to Jaws or another wholly-owned subsidiary of Jaws, and any such transactions are expressly permitted by this Article 11.

Amendments  and  Supplemental  Agreements

Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by Pace, Jaws and the Trustee and approved by the Holders in accordance with Section 9.2 of the Exchangeable Share Provisions.

Ministerial Amendments. Notwithstanding the provisions of Section 12(a) hereof, the parties to that agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Jaws and Pace and in the opinion of the Trustee and its counsel having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

making such changes or corrections which, on the advice of counsel to Pace, Jaws and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the board of directors of each of Pace and Jaws shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

Meeting to Consider Amendments. Pace, at the request of Jaws, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the bylaws of Pace, the Exchangeable Share Provisions and all applicable laws.

Changes in Capital of Jaws and Pace. At all times after the occurrence of any event effected pursuant to Section 2(e) or Section 2(f) of the Support Agreement, as a result of which either Jaws Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Jaws Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

Execution of Supplemental Agreements. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Pace (when authorized by a resolution of its Board of Directors), Jaws (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     evidencing the succession of any Jaws Successors to Jaws and the covenants of and obligations assumed by each such Jaws Successors in accordance with the provisions of Article 11, and the successor of any successor trustee in accordance with the provisions of Article 10;

      making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Jaws, Pace, the Trustee or this Agreement; and

     for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

Termination

Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

no  outstanding  Exchangeable  Shares  are  held  by  a  Holder;

each of Pace and Jaws elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

twenty-one (21) years after the death of the last survivor of the descendants of His Majesty King George Vl of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

Survival of Agreement. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder, provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

General

Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(i)     if  to  Jaws  at:

1013  -  17th  Avenue  S.W.
Calgary,  AB  T2T  0A7
Attention:  Robert  Kubbernus,  President

(ii)     if  to  Pace  at:

Suite  307,  1  Concorde  Gate
Don  Mills,  Ontario  M3C  3N9
Attention:  Peter  Labrinos,  President


(iii)     if  to  the  Trustee  at:

Ian  H.  Kennedy
Barrister  and  Solicitor
1013  -  17th  Avenue  S.W.
Calgary,  AB  T2T  0A7

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     Notice of Holders. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which the Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

     Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by Pace or by Jaws or by such Holder to the Trustee or to Jaws or Pace, the making of such payment or sending of such document sent through the post shall be at the risk of Pace or Jaws, in the case of payments made or documents sent by the Trustee or Pace or Jaws, and the Holder, in the case of payments made or documents sent by the Holder.

     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

      Attornment. Jaws agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Pace at its registered office in the Province of Alberta as Jaws's attorney for service of process.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.


     JAWS  TECHNOLOGIES  INC.

Per:  _______________________________

     Per:  _______________________________


PACE  SYSTEMS  GROUP  INC.

Per:  _______________________________

Per:  _______________________________


IAN  H.  KENNEDY,  BARRISTER  &  SOLICITOR

Per:  _______________________________

Per:  _______________________________

                               Exhibit E - Page 1
                                    EXHIBIT F


                 TERMS AND CONDITIONS OF JAWS TECHNOLOGIES, INC.
                             PREFERRED VOTING STOCK


SECTION 1 Special Preferred Voting Stock Designated. A series of Preferred Stock, consisting of one share of such stock, is hereby designated as "Special Preferred Voting Stock". The outstanding share of Special Preferred Voting Stock shall be entitled at any relevant date to the number of votes (including for purposes of determining the presence of a quorum) determined in accordance with the terms and conditions of the "Exchangeable Shares", the "Support Agreement" and the "Share Purchase Agreement" (hereinafter referred to as the "Purchase Agreement") on all matters presented to the holders of Common Stock of the Corporation, with the Special Preferred Voting Stock and Common Voting Stock voting together as a single class. The Special Preferred Voting Stock shall have no other voting rights except as required by law. No dividend shall be paid to the holder of Special Preferred Voting Stock. The share of Special Preferred Voting Stock shall be entitled to $1.00 on liquidation of the Corporation in preference to any shares of Common Stock of the Corporation, but only after the liquidation preference of any other shares of Preferred Stock of the Corporation has been paid in full. The Special Preferred Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed, except pursuant to the last sentence of this Section 1. The share of Special Preferred Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any Exchangeable Shares shall be outstanding, the number of shares comprising the Special preferred Voting Stock shall not be increased or decreased and no other term of the Special preferred Voting Stock shall be amended, except upon the approval of the holder of the outstanding shares of Special preferred Voting Stock. As such time as no Exchangeable Shares shall be outstanding, the Special Preferred Voting Stock shall automatically be redeemed, with the $1.00 liquidation preference due and payable upon such redemption.


SECTION 2. Restriction. So long as the share of Special Voting Stock is outstanding, the Corporation shall (i) fully comply with all terms of the Exchangeable Shares and with all contractual obligations of the Corporation associated with such Exchangeable Shares and (ii) not amend, change or repeal this Section 2 except upon the unanimous approval of the holder of the outstanding share of Special preferred Voting Stock.

                               Exhibit G - Page 11
                               Exhibit G - Page 1
                                    EXHIBIT G


                                  SCHEDULE "A"

2     EXCHANGEABLE  SHARE  PROVISIONS

     An unlimited number of Exchangeable Shares in the capital of the Corporation having the following rights, privileges, restrictions and conditions:

                                    ARTICLE I
                                 INTERPRETATION

1.1     For  the  purposes  of  these  share  provisions:

"AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of Jaws Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by holders thereof (other than Jaws and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of Jaws Common Stock is entitled with respect to such matter, proposition or question.

"JAWS" means Jaws Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada and includes any successor corporation and Subsidiary.

"JAWS CALL NOTICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

"JAWS COMMON STOCK" mean the shares of common stock of Jaws, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

"JAWS DIVIDEND DECLARATION DATE" means the date on which the board of directors of Jaws declares any dividend on the Jaws Common Stock.

"JAWS SPECIAL" Share means the share of Special Preferred Voting Stock of Jaws with a par value of U.S. $0.01 and having voting rights at meetings of holders of Jaws Common Stock equal to the Aggregate Equivalent Vote Amount.

"AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the fifth anniversary of the date of the first issuance of Exchangeable Shares.

"BOARD  OF  DIRECTORS"  means  the  Board  of  Directors  of  the  Corporation.

"BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in Calgary, Alberta.

"CORPORATION"  means  Pace  Systems  Group  Inc.

"CURRENT MARKET PRICE" means, in respect of a share of Jaws Common Stock on any date, the average of the closing prices of Jaws Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on such U.S. stock exchange or automated quotation system on which the Jaws Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Jaws Common Stock during such periods does not create a market which reflects the fair market value of a share of Jaws Common Stock, then the Current Market Price of a share of Jaws Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

"EXCHANGEABLE SHARE CONSIDERATION" means, for any acquisition of Exchangeable Shares pursuant to these share provisions, the Share Purchase Agreement, the Support Agreement or the Voting and Exchange Trust Agreement the following:

     certificates representing the aggregate number of shares of Jaws Common Stock deliverable in connection with such acquisition;

     a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of declared and unpaid cash dividends deliverable in connection with such acquisition; and

     such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such acquisition;

provided that any such stock or property shall be duly issued as fully paid and non-assessable, in the case of stock, and free and clear of any lien, claim and encumbrance, security interest or adverse claim and provided further that such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

"EXCHANGEABLE  SHARE  PRICE"  means,  for  each  Exchangeable  Share:

     the Current Market Price of a share of Jaws Common Stock, which shall be satisfied in full by causing to be delivered one share of Jaws Common Stock, plus an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus the stock or other non-cash assets, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

"EXCHANGEABLE SHARES" mean the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

"LIQUIDATION AMOUNT" has the meaning attributed thereto in Section 5.1 of these share provisions.

"LIQUIDATION CALL RIGHT" means the overriding right of Jaws, in the event of a proposed liquidation, dissolution or winding-up of the Corporation, to purchase all of the outstanding Exchangeable Shares from the holders thereof on the effective date of any such liquidation, dissolution or winding- up in exchange for shares of Jaws Common Stock.

"LIQUIDATION DATE" has the meaning attributed thereto in Section 5.1 of these share provisions.

"PACE" means Pace Systems Group Inc., a corporation duly incorporated pursuant to the laws of the Province of Ontario.

"PURCHASE PRICE" has the meaning attributed thereto in Section 6.3 of these share provisions.

"REDEMPTION  CALL  PURCHASE  PRICE"  means,  for  each  Exchangeable  Share:

     the Current Market Price of a share of Jaws Common Stock, which shall be satisfied in full by causing to be delivered one share of Jaws Common Stock, plus an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus the stock or other non-cash assets, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

"REDEMPTION CALL RIGHT" means the overriding right pursuant to the Support Agreement of Jaws to purchase all of the outstanding Exchangeable Shares from the holders thereof on the Automatic Redemption Date in exchange for shares of Jaws Common Stock.

"REDEMPTION PRICE" has the meaning attributed thereto in Section 7.1 of these share provisions.

"RETRACTED SHARES" has the meaning attributed thereto in Subsection 6.1 (i) of these share provisions.

"RETRACTION CALL RIGHT" means the overriding right of Jaws, in the event of a proposed retraction of Exchangeable Shares by a holder thereof, to purchase from such holder on the Retraction Date the Exchangeable Shares tendered for retraction in exchange for shares of Jaws Common Stock pursuant to the Exchangeable Share Provisions.

"RETRACTION DATE" has the meaning attributed thereto in Subsection 6.1 (ii) of these share provisions.

"RETRACTION PRICE" has the meaning attributed thereto in Section 6.1 of these share provisions.

"RETRACTION REQUEST" has the meaning attributed thereto in Section 6.1 of these share provisions.

"SHARE PURCHASE AGREEMENT" means the share purchase agreement between Jaws Technologies Inc., Jaws Technologies (Ontario) Inc. and the shareholders of Pace dated the 15th day of October, 1999.

"SUBSIDIARY" of any person means each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

"SUPPORT AGREEMENT" means the support agreement between Jaws and the Corporation, made as of October 15, 1999.

"TRUSTEE" means Ian H. Kennedy, Barrister and Solicitor, 1013 17th Avenue, Calgary, Alberta T2T 0A7, or any successor trustee appointed under the provisions of the Voting and Exchange Trust Agreement.

"VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement among the Corporation, Jaws and the Trustee, made as of October 15, 1999.


                                   ARTICLE II
                         RANKING OF EXCHANGEABLE SHARES

     The Exchangeable Shares shall be entitled to a preference over all other shares of the Corporation, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.


                                   ARTICLE III
                                    DIVIDENDS

     A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Jaws Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Jaws Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of Jaws Common Stock or (b) in the case of a stock dividend declared on the Jaws Common Stock to be paid in Jaws Common Stock, such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of Jaws Common Stock to be paid on each share of Jaws Common Stock or (c) in the case of a dividend declared on the Jaws Common Stock in property other than cash or securities of Jaws in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of Jaws Common Stock or (d) in the case of a dividend declared on the Jaws Common Stock to be paid in securities of Jaws other than Jaws Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of Jaws to be paid on each share of Jaws Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

     Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or dividends payable in other securities contemplated by Subsections 3.1 (b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1 (c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation). No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

     The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Jaws Common Stock.

     If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property applicable to the payment of such dividends (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation).

     Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.


                                   ARTICLE IV
                              CERTAIN RESTRICTIONS

     So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

     pay  any  dividends  on  any  other  shares  of  the  Corporation;
     redeem or purchase or make any capital distribution in respect of any other shares of the Corporation;
     redeem  or  purchase  any  other  shares  of  the  Corporation;

     issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends (including rights to acquire Exchangeable Shares) to the holders of such Exchangeable Shares or distributions of securities as contemplated by the Support Agreement; or
     amend  the  articles  or  by-laws  of  the  Corporation.


                                    ARTICLE V
                           DISTRIBUTION ON LIQUIDATION

     In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the 'Liquidation Date') of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation to the holders of any other shares of the Corporation an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount").

     On or promptly after the Liquidation Date, and subject to the exercise by Jaws of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation at the registered office of the Corporation. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation of the Exchangeable Share Consideration representing the total
Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Jaws Common Stock delivered to them.

     After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE VI
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

     A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Jaws of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation together with a duly executed statement (the Retraction Request') in the form of Exhibit A hereto or in such other form as may be acceptable to the Corporation:

specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the 'Retracted Shares') redeemed by the Corporation;

stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 30 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

acknowledging the overriding right (the "Retraction Call Right") of Jaws to purchase all but not less than all of the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Jaws in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

     Subject to the exercise by Jaws of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Jaws pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Jaws thereof. In order to exercise the Retraction Call Right, Jaws must notify the Corporation in writing of its determination to do so (the "Jaws Call Notice") within seven Business Days of notification to Jaws by the Corporation of the receipt by the Corporation of the Retraction Request. If Jaws does not so notify the Corporation within such seven Business Day period, the Corporation will notify the holder as soon as possible thereafter that Jaws will not exercise the Retraction Call Right. If Jaws delivers the Jaws Call Notice within such seven Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Jaws in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Jaws shall purchase from such holder and such holder shall sell to Jaws on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Jaws shall deposit with the Trustee, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Trustee, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Jaws does not deliver an Jaws Call Notice within such seven Business Day period or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

     The Corporation or Jaws, as the case may be, shall deliver or cause the Trustee to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holders Retraction Request or by holding for pick up by the holder at the registered office of the Corporation the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Trustee shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, unless any cheque included therein is not paid on due presentation.

     On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Jaws shall thereafter be considered and deemed for all purposes to be a holder of the Jaws Common Stock delivered to it.

     Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Jaws shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least seven Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a PRO RATA basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Jaws to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Jaws to such holder of the Purchase Price for each such Retracted
Share,  all  as  more  specifically  provided  in  the Voting and Exchange Trust
Agreement,  and  Jaws  shall  make  such  purchase.

     A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Jaws shall be deemed to have been revoked.


                                   ARTICLE VII
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

     Subject to applicable law and the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price").

     In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Jaws under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder.


     On or after the Automatic Redemption Date and subject to the exercise by Jaws of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Jaws Common Stock delivered to them.

                                  ARTICLE VIII
                                  VOTING RIGHTS

     Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE IX
                             AMENDMENT AND APPROVAL

     The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

     Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 30% (excluding Exchangeable Shares beneficially owned by Jaws or its Subsidiaries) of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 30% (excluding Exchangeable Shares beneficially owned by Jaws or its Subsidiaries) of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two- thirds of the votes cast on such resolution by holders of Exchangeable Shares represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                    ARTICLE X
            RECIPROCAL CHANGES, ETC. IN RESPECT OF JAWS COMMON STOCK


     Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Jaws will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

issue or distribute Jaws Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Jaws Common Stock) to the holders of all or substantially all of the then outstanding Jaws Common Stock by way of stock dividend or other distribution; or

(i) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Jaws Common Stock entitling them to subscribe for or to purchase shares of Jaws Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Jaws Common Stock);

unless the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, or other assets to holders of the Exchangeable Shares and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares or other assets simultaneously to holders of the Exchangeable Shares.

Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Jaws will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

subdivide, redivide or change the then outstanding shares of Jaws Common Stock into a greater number of shares of Jaws Common Stock, or reduce, combine or consolidate or change the then outstanding shares of Jaws Common Stock into a lesser number of shares of Jaws Common Stock, or reclassify or otherwise change the shares of Jaws Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Jaws Common Stock,

unless the Corporation is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.


                                   ARTICLE XI
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

     The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Jaws with all provisions of the Support Agreement and the Voting Trust and Exchange Agreement in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

     The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting Trust and Exchange Agreement or without the approval of the holders of the Exchangeable Shares given in accordance with
Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of.

     adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

     making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE XII
                                     LEGEND

     The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).


                                  ARTICLE XIII
                                  MISCELLANEOUS

     Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

     Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

     All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be canceled.

                                    EXHIBIT H

JAWS  TECHNOLOGIES  INC.  ANNOUNCES  ACQUISITION  OF
TORONTO-BASED  PACE  SYSTEMS  GROUP

"JAWS  TO  ENTER  INTERNATIONAL  FINANCIAL  INFORMATION  TECHNOLOGY  MARKETS"

TORONTO, Canada, November 2, 1999 - JAWS Technologies Inc. announced today that it intends to acquire Toronto-based PACE Systems Group Inc. PACE is a successful, private company founded in 1985 with an impressive history of providing financial information technology security solutions to some of the largest financial organizations in North America and Europe.

"The acquisition of PACE provides an excellent opportunity for JAWS Technologies to apply our professional information security services (ISS) model directly within the financial markets," said Robert Kubbernus, Chairman and CEO, JAWS Technologies Inc. "PACE brings us 16 of Canada's most highly qualified financial information and technology specialists who have developed excellent relationships with clients including several major Canadian and international banks, Sun Life Trust, Interac Association, ING DIRECT, SNS Assure, Future Shop, Grand & Toy, ISM (Vienna Stock Exchange) and IBM in the development of software for the Toronto Stock Exchange's trading system," said Kubbernus.

In the terms of the acquisition, JAWS will issue up to a maximum of 1.7 million shares over the next two years at an issue price of $1.70 per share. The terms of the purchase also include performance targets and retention contracts for key PACE employees.

"JAWS' new sales office in Toronto will be immediately incorporated into the PACE structure, however, the combined entity will be integrated under the JAWS' identity," said Kubbernus. "We are at a very exciting juncture in JAWS' growth plan and look forward to working with our new employees and clients."

It is anticipated that the acquisition of PACE should immediately allow for a $2 million annualized increase in JAWS' revenue not including the advantages given to new sales of JAWS' products and services which will be generated through this acquisition.

"Over the past twelve months I have been investigating the right opportunities to allow PACE to effectively meet the demands of our customers," said Peter Labrinos, President, PACE Systems Group. "With the dramatic increase in worldwide demand for information security services, we needed to find a strong and aggressive partner to help us meet 50% year-over-year growth projections. In JAWS, we found an ideal combination of services, products and current relationships that will allow us together, to compete as a significant North American and international information security services company."

ABOUT  JAWS  TECHNOLOGIES

JAWS Technologies has quickly become a world leader in the provision of information security technology products and consulting services. JAWS Technologies is based in Calgary, Canada and has offices in Toronto, Canada and Pasadena, California, USA. Throughout the world JAWS Technologies now has over twenty strategic partners, approximately 100 corporate clients, over 300 authorized re-sellers and has distributed approximately 550,000 copies of JAWS XMail. JAWS Technologies is currently traded on the NASD-OTC BB, under the symbol JAWZ. For more information, visit the company's website at www.jawstech.com or call 1-888-301-5297.
             ---

Forward-looking statements and comments in this press release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the companies to complete the transaction and enhance operating results, are necessarily subject to risks and uncertainties, some of which are significant in scope and nature. These risks may be further discussed in periodic reports and registration statements to be filed by the Company form time to time with the Securities and Exchange Commission in the future.